As filed with the Securities and Exchange Commission on September 14, 2021

Registration No. 333-255192

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT
UNDER
  THE SECURITIES ACT OF 1933

PRE-EFFECTIVE AMENDMENT NO.  ☐

POST-EFFECTIVE AMENDMENT NO. 2  ☒

PROTECTIVE LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Tennessee	63-0169720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2801 Highway 280 South
Birmingham, Alabama 35223
(205) 879-9230

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Bradford Rodgers, Esq.
Protective Life Insurance Company
P.O. Box 2606
Birmingham, Alabama 35202
(205) 268-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen E. Roth, Esq.
Thomas E. Bisset, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, NW
Washington, D.C. 20001

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement Nos.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Modified Annuity Contracts and Interests Therein	—	—	—	(1)

(1)  Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered for sale pursuant to Pre-Effective Amendment No. 1 to Registrant’s Registration Statement on Form S-3 (File No. 333-222086), which was filed on June 28, 2018 and became effective on June 29, 2018 (“Registration Statement No. 1”). Registration Statement No. 1 registered $1,000,000,000 of securities of the Registrant which approximately $972,127,188.66 of unsold securities from Registration Statement No. 1 (and associated filing fees paid) were carried forward to this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the prior Registration Statement No. 1 were deemed terminated as of the date of effectiveness of this Registration Statement on May 3, 2021.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Protective® Market Defender Annuity	Protective Life Insurance Company P.O. Box 10648 Birmingham, Alabama 35202-0648 Telephone: 1-800-456-6330 www.protective.com

This Prospectus describes a limited flexible premium deferred annuity contract with fixed and index-linked features offered by Protective Life Insurance Company (the "Contract"). The Contract is designed for investors who desire to accumulate capital on a tax deferred basis for retirement or other long-term investment purposes. It may be purchased by individuals, corporations, financial institutions, trusts, and certain retirement plans that qualify for special federal income tax treatment, as well as those that do not qualify for such treatment. Certain Contract features and/or certain Allocation Options offered under the Contract may not be available through all broker-dealers or in all states. For further details, please contact us at 1-800-456-6330.

We will only accept Purchase Payments that we receive, or orders that are initiated, on or before the earlier of (1) the first Contract Anniversary, and (2) the 86th birthday of the oldest Owner or Annuitant. We are no longer accepting Purchase Payments. An order is initiated when you or your financial adviser submit an electronic ticket order for a Purchase Payment(s) or signed forms requesting the transfer or exchange of assets from another account or insurance contract. You generally may allocate your investment in the Contract among the Declared Rate Account, the Guaranteed Interest Strategy, or the various Indexed Strategies (collectively, the "Allocation Options"). Depending upon which Allocation Option you select, you will bear a greater or lesser degree of risk, and you may lose all or part of your investment. Each Indexed Strategy has a Floor that places a limit on the negative performance of the reference index that may be used to calculate the return of an Indexed Segment, and, in turn, limits the amount attributable to negative index performance that may be deducted from your investment in an Indexed Segment. With each Indexed Segment, you bear a risk of potential loss of principal and previously credited interest from negative index performance up to the Floor. Each Indexed Strategy also has a Participation Rate and may have a Cap. The Participation Rate may be greater than but will never be less than 100% (the minimum Participation Rate). The Cap, if applicable to the Indexed Strategy, will place a limit on the positive performance of the reference Index that we will use to calculate the return of an Indexed Segment, and, in turn, limit the amount that may be credited to the investment in an Indexed Segment. We will always offer a Guaranteed Interest Strategy and at least one Indexed Strategy with a Floor between 0% and -10%. However, we reserve the right to stop offering other Indexed Strategies.

If you make a withdrawal from an Indexed Segment or surrender the Contract before the Segment Maturity Date, we calculate the Interim Value of the Segment(s). The Interim Value may be less than the Segment Investment and may be less than the amount you would receive had you held the investment until the Segment Maturity Date. Application of the Interim Value calculation may result in a reduction of the Segment Investment that is significantly larger than the withdrawal amount requested and could result in loss of principal and previously credited interest.

The Interim Value calculation reflects negative Index Performance between the Start Date and the calculation date but does not take into account positive Index Performance. Positive indexed interest is credited only on a Segment Maturity Date.

You also bear a risk of potential loss of principal and previously credited interest from the application of a Market Value Adjustment and withdrawal charge from withdrawals or surrender of the Contract. The withdrawal charge percentage starts at 9% and decreases to zero after the first six (6) Contract Years (the withdrawal charge period). During the withdrawal charge period, we will apply a Market Value Adjustment. A negative result from the Market Value Adjustment formula reduces the amount you receive or your Contract Value, while a positive result from the Market Value Adjustment formula increases the amount you receive or your Contract Value. During the withdrawal charge period, application of the Market Value Adjustment to a withdrawal request or a surrender that exceeds the Free Withdrawal Amount could reduce the Contract Value to less than the amount protected by any applicable Floor(s). For more information about Risk Factors for this Contract, see "Risk Factors" on p. 9.

This product is a complex insurance and investment vehicle. Before you invest, you should speak with a financial professional about the Contract's features, benefits, risks and fees and whether the Contract is appropriate for you based on your financial situation and objectives.

This Prospectus sets forth basic information about the Contract that a prospective investor should know before investing. You may obtain an electronic copy of the Prospectus, as well as other material that we file electronically and certain material incorporated by reference, at the SEC web site (http://www.sec.gov).

The Company's ability to meet its obligations under the Contract are subject to the creditworthiness and claims-paying ability of the Company.

The Prospectus describes all material rights and obligations of purchasers under the Contract, including all state variations.

Please read this Prospectus carefully. You should keep a copy for future reference.

The Protective® Market Defender Annuity is not a deposit or obligation of, or guaranteed by, any bank or financial institution. It is not insured by the Federal Deposit Insurance Corporation or any other government agency, and it is subject to investment risk, including the possible loss of principal and previously credited interest.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 17, 2021

MD.05.21

TABLE OF CONTENTS

DEFINITIONS	3
SUMMARY	5
Key Features of Your Contract	6
Risk Factors	10
Other Important Information you Should Know	12
HOW YOUR CONTRACT WORKS	12
Purchasing the Contract	12
Use of the Contract in Qualified Plans	15
Allocating your Purchase Payments	15
Declared Rate Account	15
Strategies	16
Effect of an Emergency Close	23
ACCESSING YOUR MONEY	23
Withdrawals and Surrenders	23
Surrender and Withdrawal Restrictions	26
Suspension or Delay in Payments	26
DEATH BENEFIT	26
Payment of the Death Benefit	27
Continuation of the Contract by a Surviving Spouse	27
Escheatment of Death Benefit	28
CHARGES AND DEDUCTIONS	28
Market Value Adjustment	28
Withdrawal Charge	29
Premium Taxes	31
Other Information	31
ANNUITY PAYMENTS	31
Annuity Date	31
Annuity Income Payments	32
Annuity Options	32
Minimum Amounts	32
Death of an Annuitant or Owner After Annuity Date	33
FEDERAL TAX MATTERS	33
Introduction	33
Protective's Tax Status	33
TAXATION OF ANNUITIES IN GENERAL	33
QUALIFIED RETIREMENT PLANS	36
FEDERAL INCOME TAX WITHHOLDING	42
THE COMPANY	42
LEGAL PROCEEDINGS	43
CYBER-SECURITY RISKS	43
EXPERTS	43
LEGAL MATTERS	44
REGISTRATION STATEMENT	44
INCORPORATION OF DOCUMENTS BY REFERENCE	44
REQUESTING DOCUMENTS	44
PUBLIC INFORMATION	44
GENERAL MATTERS	44
DISTRIBUTION OF THE CONTRACTS	46
CEFLI	48
FINANCIAL STATEMENTS	48
Appendix A	A-1
Appendix B	B-1
Appendix C	C-1
Appendix D	D-1

No one is authorized to make any statement that contradicts this prospectus or the information incorporated by reference into this prospectus. You must not rely upon any such statement. This prospectus is not an offer to inquire about, or purchase the securities described in any jurisdiction where it is unlawful to do so. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each such document, regardless of the time of delivery of this prospectus or any sale of a security.

DEFINITIONS

"We", "us", "our", "Protective Life", and "Company" refer to Protective Life Insurance Company. "You", "your" and "Owner" refer to the person(s) to who a Contract has been issued.

Administrative Office: Protective Life Insurance Company, P. O. Box 10648, Birmingham, Alabama 35202-0648 (for Written Notice sent by U.S. postal service) or Protective Life Insurance Company, 2801 Highway 280 South, Birmingham, Alabama 35223 (for Written Notice sent by a nationally recognized overnight delivery service).

Allocation Options: The options to which you may allocate Purchase Payments or transfer Contract Value under this Contract. The Declared Rate Account is the default Allocation Option. You must provide us with instructions if you want to make an allocation to one of the Strategies.

Annuity Date: The date as of which the Contract Value, less any applicable premium tax, is applied to an Annuity Option.

Annuity Option: The method you choose by which we will determine the amount, frequency and term of the annuity income payments beginning on the Annuity Date.

Business Day: Any day on which Protective Life is open for regular business and on which every Index used to determine any value under this Contract is compiled and published by its owner. A Business Day ends at 4 p.m. Eastern Time.

Cap: The maximum percentage of positive Index Performance that will be credited to a Segment over its Term.

Code: The Internal Revenue Code of 1986, as amended.

Contract: The Protective® Market Defender Annuity.

Contract Anniversary: The same month and day as the Issue Date in each subsequent calendar year.

Contract Value: On any day before the Annuity Date, the sum of the value in the Declared Rate Account, plus the Segment values of all the Guaranteed Interest Segments, plus the Segment Values of all the Indexed Segments. Depending upon the date the Contract Value is being determined, the Segment Value of an Indexed Segment can be either its Interim Value or its Maturity Value.

Contract Year: The 12-month period beginning on the Issue Date or any Contract Anniversary.

Crediting Method: The specific interest credit calculation method(s), in the form of a Participation Rate and/or Cap, that applies to an Indexed Strategy.

Declared Rate Account: An account designed to receive and hold Purchase Payments and the Maturity Value of Segments until we receive further allocation instructions from you.

Downside Protection: The specific Floor applicable to an Indexed Strategy.

Due Proof of Death: Receipt at our Administrative Office of a certified death certificate or judicial order from a court of competent jurisdiction or similar tribunal.

Floor: The maximum negative Index Performance that we may use to determine the Segment Return Amount. The Floor is the maximum Index percentage loss you can experience over the Segment's Term, even if negative Index Performance exceeds that percentage.

Free Withdrawal Amount: The amount that may be withdrawn each Contract Year without being subject to the Market Value Adjustment or withdrawal charges. The available free withdrawal amount is calculated for each withdrawal requested.

Good Order ("good order"): A request or transaction generally is considered in "Good Order" if we receive it in our Administrative Office within the time limits, if any, prescribed in this Prospectus for a particular transaction or instruction, it includes all information necessary for us to execute the requested instruction or transaction, and is signed by the individual or individuals authorized to provide the instruction or engage in the transaction. A request or transaction may be rejected or delayed if not in Good Order. Good Order generally means the actual receipt by us of the instructions relating to the request or transaction in writing (or, when permitted, by telephone or Internet as described in the Prospectus) along with all forms, information and supporting legal documentation we require to effect the instruction or transaction. The specific requirements for Good Order for particular transactions are discussed in the relevant section of the Prospectus.

Guaranteed Interest Segment: A Segment that uses a Guaranteed Interest Strategy.

Guaranteed Interest Strategy: A Strategy where we credit a specified rate of interest declared in advance for a Segment that will not change during the Term of the Segment.

Index Performance: The measure of the percentage increase or decrease in the Indexed Strategy's reference Index between two points in time.

Indexed Segment: A Segment that uses an Indexed Strategy.

Indexed Strategy: A Strategy comprised of one of the Indices offered with your Contract, as well as specific Crediting Method(s) and Downside Protection.

Interim Value: The value of an Indexed Segment on any day other than its Start Date and its Maturity Date.

Issue Date: The date as of which we credit the initial Purchase Payment to the Contract and the Contract takes effect.

Maturity Date: The date on which a Segment is scheduled to end.

Maturity Value: The value of a Segment on its Maturity Date.

Market Value Adjustment ("MVA"): An adjustment that we will make to your Contract Value if you take a withdrawal, or to the amount we pay you if you surrender the Contract, during the withdrawal charge period. The MVA helps offset our costs and risks of owning fixed income and other investments used to back the guarantees under your Contract from the Issue Date to the date you take a withdrawal or surrender the Contract. The MVA may be either negative or positive. This means that the MVA may decrease or increase the remaining Contract Value or the amount we withdraw from your Contract Value to pay your withdrawal request or the amount we pay you if you surrender the Contract.

Participation Rate: A specified percentage of Index Performance that we use to calculate the Segment Return Amount.

Purchase Payment: The amount(s) paid by the Owner and accepted by the Company as consideration for this Contract.

Qualified Contracts: Contracts issued in connection with retirement plans that receive favorable tax treatment under Sections 401, 408, 408A or 457 of the Code.

Qualified Plans: Retirement plans that receive favorable tax treatment under Sections 401, 408, 408A or 457 of the Code.

Segment: An allocation option under your Contract with a specific Term and Strategy to which you may allocate some or all of your Contract Value.

Segment Investment: The amount allocated initially to establish a Segment on its Start Date subsequently adjusted by any withdrawals from that Segment, including applicable withdrawal charges and Market Value Adjustments, if any.

Segment Return Amount: The amount added to, or subtracted from, your Segment Investment to determine your Interim Value on a Business Day or your Maturity Value on the Segment Maturity Date.

Segment Value: The value of a Segment at the end of each day. Depending upon the date, the Segment Value of an Indexed Segment can be either its Interim Value or its Maturity Value. For information on how we calculate the Segment Value, see "Segments using a Guaranteed Interest Strategy ("Guaranteed Interest Segment")" and "Segments using an Indexed Strategy ("Indexed Segment")."

Start Date: The date on which a Segment is established. They occur on the first and third Wednesday of each month, that is also a Business Day. If the first or third Wednesday of a month is not a Business Day, the Start Date would be the following Business Day.

Strategy: An Allocation Option with a specifically defined method for calculating the amount of interest credited to — or amount deducted from — Segments established using the Strategy. We offer two categories of Strategies: Guaranteed Interest Strategies and Indexed Strategies.

Surrender Value: The amount you are entitled to receive under the Contract in the event the Contract is terminated prior to the Annuity Date. The Surrender Value of the Contract is equal to: (1) the Declared Rate Account Value; (2) plus Guaranteed Interest Segment Values; (3) plus Indexed Interest Segment Values (Interim Value or Maturity Value, as applicable); (4) adjusted for any Market Value Adjustment; (5) less any withdrawal charge.

Term: The duration of a Segment which is generally the one (1) year period from the Segment Start Date to its Maturity Date.

Written Notice: A notice or request submitted in writing in a form satisfactory to the Company that we receive at the Administrative Office via U.S. postal service or nationally recognized overnight delivery service. Please note that we use the term "written notice" in lower case to refer to a notice that we may send to you.

SUMMARY

The Protective® Market Defender Annuity is a limited flexible premium deferred annuity contract issued by Protective Life. We will only accept Purchase Payments that we receive, or orders that are initiated, on or before the earlier of (1) the first Contract Anniversary, and (2) the 86th birthday of the oldest Owner or Annuitant. This restriction on the acceptance of Purchase Payments will limit your ability to increase your Contract Value or the Death Benefit under the Contract. In addition, this restriction will limit your ability to employ dollar cost averaging strategies. This restriction will prevent you from making future contributions to a Qualified Contract, including periodic contributions to an employer-sponsored retirement plan or an IRA. (See "QUALIFIED RETIREMENT PLANS."). We are no longer accepting Purchase Payments.

You may allocate your investment in the Contract among the Declared Rate Account, Guaranteed Interest Strategies and Indexed Strategies (collectively, the "Allocation Options"). We credit Contract Value allocated to the Declared Rate Account with a rate of interest we declare in advance and which we may change from time to time in our sole discretion. We also credit interest to Contract Value allocated to a Guaranteed Interest Strategy based on a specified rate of interest we declare in advance and guarantee for the one-year term of a Guaranteed Interest Segment. We credit interest to your investment in the Declared Rate Account and the Guaranteed Interest Strategies daily and will not credit a rate of interest for the Declared Rate Account or a Guaranteed Interest Strategy below the minimum rate of interest we identify for that Allocation Option on the Schedule Page of your Contract. See the minimum interest rates set forth in "Declared Rate Account" and "Guaranteed Interest Strategy." The Contract offers Indexed Strategies that credit interest based in part on the performance of a broad based securities index (an "Index") for an Indexed Segment over a one-year term.

Interest credited to your investment in the Declared Rate Account will always be positive and is paid by Protective Life and subject to our claims paying ability. We refer to the interest we credit for a Guaranteed Interest Segment or credit or deduct for an Indexed Segment as the Segment Return Amount. The Segment Return Amount for a Guaranteed Interest Segment will always be positive while the Segment Return Amount for an Indexed Segment may be positive or negative. Segment Return Amounts are paid by Protective Life and subject to our claims paying ability. We calculate the Segment Return Amount for an Indexed Segment based on changes in the value of the Index referenced by the Indexed Strategy. Currently the Indexed Strategies calculate interest based on the S&P 500® Price Return Index ("S&P 500 Index") and the MSCI EAFE Price Return Index ("MSCI EAFE Index").

We offer Indexed Strategies that differ based on the available Crediting Method and Downside Protection that provide potential for investment gains and limitations on investment losses. A Crediting Method is provided in the form of a Participation Rate and/or a Cap and Downside Protection is provided in the form of a Floor. Each Indexed Strategy is composed of a Floor and Participation Rate and may include a Cap. We will always offer at least one Indexed Strategy with a Floor between 0% and -10%; however, we reserve the right to stop offering other Indexed Strategies.

The Floor establishes a limit on the level of negative Index Performance that may be used to calculate a negative Segment Return Amount that results in a reduction of Segment Value. The Participation Rate is a specified percentage of positive Index Performance used to calculate the Segment Return Amount. The Cap establishes the maximum percentage of positive Index Performance that may be used to calculate the Segment Return Amount for an Indexed Segment.

We establish the Floor, Participation Rate and Cap, if applicable, for an Indexed Segment prior to the Start Date for the Indexed Segment. The Participation Rate and Cap will never be less than the minimum Participation Rate and Cap we establish for each Indexed Strategy with the same Crediting Method and Downside Protection. We guarantee the minimum Caps and Participation Rates for the life of the Contract.

Amounts allocated to any Indexed Strategy will fluctuate in value based on the performance of the Index, Crediting Method and Downside Protection of the Strategy that you select. You may lose money that you allocate to an Indexed Strategy. Depending on the performance of the Index, the Crediting Method, and the Downside Protection of the Strategy you select, such loss may be significant. If you have one or more Indexed Segments and you make a withdrawal from an Indexed Segment or surrender the Contract before the Segment Maturity Date, we will apply an Interim Value Calculation, which reflects negative Index Performance between the Start Date and the calculation date but does not take into account positive Index Performance. Positive indexed interest is credited only on a Segment Maturity Date. The Interim Value may be less than the Segment Investment and may be less than the amount you would receive had you held the investment until the Segment Maturity Date. Application of the Interim Value calculation may result in a reduction of the Segment Investment that is significantly larger than the withdrawal amount requested and could result in loss of principal and previously credited interest. Whether the Interim Value Calculation is applied to the amount withdrawn or the remaining Segment Investment depends on whether you request a "gross" withdrawal or a "net" withdrawal. For an explanation on how we calculate "gross" withdrawals and "net" withdrawals, see "Withdrawal Value" in the "ACCESSING YOUR MONEY" section.

Withdrawals from the Declared Rate Account, Guaranteed Interest Strategies and Indexed Strategies during withdrawal charge period will be subject to a withdrawal charge and Market Value Adjustment, which may reduce your Contract Value or the amount you receive from the requested withdrawal.

Protective Life Insurance Company is not an investment adviser and does not provide any investment advice to you with respect to the Contract.

You may apply to purchase the Contract through Investment Distributors, Inc. ("IDI"), the principal underwriter for the Contract or other broker-dealers that have entered into a selling agreement with IDI.

This product is a complex insurance and investment vehicle. Before you invest, you should speak with a financial professional about the Contract's features, benefits, risks and fees and whether the Contract is appropriate for you based on your financial situation and objectives.

DECLARED RATE ACCOUNT

Minimum Guaranteed Interest Rate
1%

GUARANTEED INTEREST STRATEGY

Minimum Guaranteed Interest Rate
1%

INDEXED STRATEGIES

Index	Current Floor	Minimum Participation Rate	Minimum Cap
S&P 500	- 5%	100%	2%
S&P 500	- 10%	100%	3%
S&P 500	- 20%	100%	5%
MSCI EAFE	- 5%	100%	2%
MSCI EAFE	- 10%	100%	3%
MSCI EAFE	- 20%	100%	5%

Key Features of Your Contract
Your Contract	The Contract	The Protective® Market Defender Annuity is a limited flexible premium deferred annuity contract with fixed and index-linked features.
How to Buy

The Contracts are sold through registered representatives of broker-dealers. Protective Life will issue your Contract when it receives and accepts your complete application information and an initial Purchase Payment through the broker-dealer you have selected. (See "Issuance of a Contract.")

Purchasing the Contract	Purchase Payment

The minimum initial Purchase Payment is $25,000. The minimum amount of any subsequent Purchase Payment is $5,000. Our prior approval is required for Purchase Payments that total more than $1,000,000. We will only accept Purchase Payments received, or orders initiated, on or before the earlier of (1) the first Contract Anniversary, and (2) the 86th birthday of the oldest Owner or Annuitant. We are no longer accepting Purchase Payments.

	Issue Age	The Contract must be issued before the oldest Owner's or Annuitant's 86th birthday.
Right to Cancel

You have the right to return the Contract within a certain number of days (which varies by state, but is never less than ten) after you receive it. The returned Contract will be treated as if it were never issued, and you will receive a refund of the Contract Value, plus or minus the Market Value Adjustment, in states where permitted. This amount may be more or less than the Purchase Payments. In other states, we refund the amount of your Purchase Payment.

Allocating Your Contract Value	Declared Rate Account

The Declared Rate Account is an account designed to receive and hold Purchase Payments and the Maturity Value of Segments for which we have not received an allocation instruction. The interest rate for the Declared Rate Account is declared in advance, but is not guaranteed for any specific period of time. Please consult your financial advisor for information on the current interest rate for the Declared Rate Account.

Guaranteed Interest Strategy

Under a Guaranteed Interest Strategy, we credit interest to the Contract Value allocated to a Segment based on a specified rate of interest that we declare in advance and guarantee for the Term of the Segment. For new Segments, we may change the interest rate for each Guaranteed Interest Strategy, subject to the minimum guaranteed interest rate. Please consult your financial advisor for information on the current interest rate for the Guaranteed Interest Strategy.

Indexed Strategy	Under an Indexed Strategy, we credit interest to, or deduct an amount from, a Segment based, in part, upon the performance of one of the market Indices over the Term of the Segment, as described in this Prospectus. The actual amount of the interest credited, or the amount deducted from, an Indexed Segment will depend upon the Crediting Method and Downside Protection that you choose.
We offer Crediting Methods in the form of a Participation Rate and/or a Cap and Downside Protection in the form of a Floor. We are currently offering Floor options of -5%, -10%, and -20%. For new Segments, we may change the Floor, Cap or Participation Rate applicable to each Indexed Strategy, subject to the minimum Cap and Participation Rate. We will always offer at least one Indexed Strategy with a Floor between 0% and -10%; however, we reserve the right to stop offering other Indexed Strategies. You can obtain information on the Crediting Methods and Downside Protection associated with each Indexed Strategy the following ways:
• Directly from us by calling 1-800-456-6330;
• On our website at www.myaccount.protective.com; or
• From the financial advisor who sold or services your Contract.
	Term	The one (1) year period from the Start Date to the Maturity Date of a Guaranteed Interest Segment or an Indexed Segment.
	Index	For Indexed Strategies, the current indices we offer are the S&P 500 Price Return Index and the MSCI EAFE Index.
	Transfers	At the end of a Segment Term (i.e., following the Maturity Date), you may use all or part of the Maturity Value to establish a new Segment provided you satisfy the requirements for establishing new Segments. You may not transfer any amounts from one Segment to another Segment or to the Declared Rate Account before the Segment Maturity Date.

Determining the Value of Your Contract	Contract Value

On any day before the Annuity Date, the sum of the value in the Declared Rate Account, plus the Segment Values of all the Guaranteed Interest Segments, plus the Segment Values of all the Indexed Segments. Depending upon the date the Contract Value is being determined, the Segment Value of an Indexed Segment can be either its Interim Value or its Maturity Value.

Interim Value

The value of your Segment Investment allocated to an Indexed Segment after the Segment Start Date but before the Maturity Date. See "Determining the Value of a Segment". If you have one or more Indexed Segments and you make a withdrawal from an Indexed Segment or surrender the Contract before the Segment Maturity Date, we will apply an Interim Value Calculation, which reflects negative Index Performance between the Start Date and the calculation date but does not take into account positive Index Performance. The Interim Value may be less than the Segment Investment and may be less than the amount you would receive had you held the investment until the Segment Maturity Date. Application of the Interim Value calculation may result in a reduction of the Segment Investment that is significantly larger than the withdrawal amount requested and could result in loss of principal and previously credited interest. Positive indexed interest is credited only on a Segment Maturity Date.

Maturity Value

The value of your Segment Investment plus or minus your Segment Return Amount on the Segment Maturity Date. For Guaranteed Interest Segments, your Segment Return Amount will depend on the rate of interest we credit for the Term of the Guaranteed Interest Segment. For Indexed Segments, your Segment Return Amount may be positive or negative depending on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. See "Determining the Value of a Segment". Because the performance of an Index is calculated on the Segment Maturity Date Segment, you may experience negative Index Performance even if the Index has experienced gains through some, or most, of the Term.

Accessing Your Money	Withdrawals and Surrenders	On or before the Annuity Date, you may request a withdrawal of a portion of your Contract Value or surrender your Contract.
The amount of the withdrawal request must be at least $100 and the Contract Value after the withdrawal is processed must be at least $25,000 (not required for withdrawals taken to satisfy federal income tax rules concerning minimum distribution requirements applicable to your Contract).
To determine the Surrender Value of your Contract, we add the values of the Declared Rate Account, Guaranteed Interest Segment Values and the Indexed Segment Values (Interim Value or Maturity Value, as applicable) adjusted for any Market Value Adjustment and any applicable withdrawal charge. We will then apply any applicable premium tax, and any required or requested tax withholding.
Withdrawals and surrenders that exceed the Free Withdrawal Amount in the first six (6) Contract Years (the withdrawal charge period) are subject to a withdrawal charge, Market Value Adjustment, and any applicable premium tax. The withdrawal charge percentage is 9% for the first Contract Year and decreases to zero at the end of the withdrawal charge period. During the withdrawal charge period, application of the Market Value Adjustment (MVA) and the withdrawal charge to a withdrawal request that exceeds the Free Withdrawal Amount could reduce the Contract Value to less than the amount protected by any applicable Floor(s).
If you make a withdrawal from a Segment or surrender the Contract before the Maturity Date, we calculate the Interim Value of the Segment(s), which reflects negative Index Performance between the Start Date and the calculation date but does not take into account positive Index Performance. The Interim Value calculation may result in a reduction of the Segment Value and Segment Investment that is significantly larger than the withdrawal amount requested.
Withdrawals will reduce the amount of the death benefit. Withdrawals and surrenders may be subject to federal and state income taxes and, if taken before age 59 1/2, an additional 10% penalty tax.
Market Value Adjustment

We apply a Market Value Adjustment ("MVA") when you withdraw all or a portion of your Contract Value, in excess of the Free Withdrawal Amount, during the withdrawal charge period. It can decrease, increase, or have no effect on the amount we deduct from your Contract Value or the amount you receive from your withdrawal request when processing a withdrawal.

Accessing Your Money	Withdrawal Charges and Premium Taxes

We will apply an MVA and assess a withdrawal charge, if you withdraw or surrender all or a portion of your Contract Value from the Contract, in excess of the Free Withdrawal Amount, before the end of the withdrawal charge period. In determining the amount of the withdrawal charge, we multiply the amount of Contract Value withdrawn, in excess of the Free Withdrawal Amount, adjusted by the MVA, by the applicable withdrawal charge percentage. If the MVA is positive, it will increase the amount of the withdrawal charge while a negative MVA will decrease the amount of the withdrawal charge. The maximum withdrawal charge percentage under the Contract is 9%. We will deduct any applicable state premium tax from Purchase Payments or Contract Value if premium taxes apply to your Contract. See "CHARGES AND DEDUCTIONS". For an example of how we calculate the amount you receive when you make a withdrawal or surrender your Contract during a Segment, see Appendix A to this Prospectus.

Death Benefit	The death benefit included with the Contract is the greater of:
• The value of the Declared Rate Account plus the Segment Value of all the Guaranteed Interest Segments and the Segment Investment of the Indexed Segments (does not include Interim Value); or
• The Contract Value plus the MVA, but only if the MVA would increase the death benefit.
The amount of the death benefit is reduced by any applicable premium tax.
Annuitizing Your Contract	Annuity Options	We currently offer the following Annuity Options: (1) payments for a certain period or (2) life income with or without payments for a certain period for one or two Annuitants.

Risk Factors

Your Contract has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

•  Liquidity Risk — The Contract is intended to be a long-term investment that you may use to help save for retirement; it is not designed for short-term investing. While you are always permitted to take withdrawals or surrender the Contract at any time, a surrender or withdrawal in excess of the Free Withdrawal Amount at any time during the withdrawal charge period is subject to a withdrawal charge and, if applicable, a Market Value Adjustment.

•  Risk of Loss — There is a risk of substantial loss of your Segment Investment depending upon the Indexed Strategy(ies) to which you allocated your Contract Value. Negative Index Performance may cause your Segment Return Amount to be negative down to the amount of the Floor. If the selected Index related to a Strategy declines, you will bear the portion of the loss down to the amount of the Floor.

  For example, assume on a Segment Start Date you invest $10,000 in an S&P 500 Indexed Strategy with a -10% Floor. On the Maturity Date, the S&P 500 Index is down -15%. As a result, your Segment Investment will be reduced by 10% and will have a Maturity Value of $9,000.

  If you make a withdrawal from a Segment or surrender the Contract before the Segment Maturity Date, we calculate the Interim Value of the Segment(s). In addition, withdrawals and surrenders during the withdrawal charge period, which is the first six (6) Contract Years, are subject to a withdrawal charge and Market Value Adjustment. You may lose principal and previously credited interest when we calculate the Interim Value and apply the MVA and withdrawal charge, even if Index Performance has been positive. In an increasing interest rate environment, the MVA could reduce the amount received to less than the protection provided by the Floor.

•  Limitation on Allocations among Strategies — You may re-allocate your Contract Value among available Indexed Strategies and Guaranteed Interest Strategies only if the Segment Maturity Date occurs before the Annuity Date. For new Segments, we may change the Floor, Cap or Participation Rate applicable to each Indexed Strategy and the interest rate for each Guaranteed Interest Strategy. Not less than 30 days before the Maturity Date for a Segment, we will advise you of the upcoming Maturity Date and you may provide us instructions for allocation of the Maturity Value. The notice we send will include a description of the maturing Segment's Strategy, Term, Crediting Method and Downside Protection and how to obtain information on the interest rate for the Guaranteed Interest Strategy and the Crediting Method(s) and Downside Protection for each Indexed Strategy that will be offered on the upcoming Segment Start Date. Because the notice will be sent to you well in advance of the Maturity Date, the notice will not include the Maturity Value for the Segment nor will it provide information on the Strategies that will be offered at that time. On the Start Date, the Company will establish new Segments that you can invest in by allocating Purchase Payments made during the first Contract Year, by allocating balances in the Declared Rate Account, or by allocating Maturity Value from a maturing Segment. Two weeks prior to these Segment Start Dates, the Company will declare the interest rate for the Guaranteed Interest Strategy and the Crediting Method(s) and Downside Protection for each Indexed Strategy that will be offered on the upcoming Segment Start Date. You may obtain this information the following ways:

•  Directly from us by calling 1-800-456-6330;

•  On our website at www.myaccount.protective.com; or

•  From the financial advisor who sold or services your Contract.

  Some Indexed Strategies may not be offered in the future, and you assume the risk that the new Floor, Cap and Participation Rate for each Indexed Strategy and interest rate for each Guaranteed Interest Strategy may be less favorable than the Floor, Participation Rate and Cap, if applicable, or interest rate under your current Segment. You will have the choice of allocating your Contract Value to the Guaranteed Interest Strategy with the new interest rate or an Indexed Strategy with the new Participation Rate, Cap, if applicable, and Floor with the same Index or a different Index. If you do not inform us that you want to move your Contract Value to a Strategy, either through previously established automatic renewal instructions or new allocation instructions, we will allocate your Contract Value to the Declared Rate Account. If you choose to make a withdrawal or surrender your Contract, an MVA and withdrawal charge may apply.

•  Strategy Discontinuation — We will always offer a Guaranteed Interest Strategy and at least one Indexed Strategy with a Floor between 0% and -10%. However, we reserve the right to stop offering other Indexed Strategies. We regularly monitor the performance of each of the Strategies. From time to time, it may become necessary to cease offering a particular Indexed Strategy for new Segments completely or temporarily. We reserve the right to discontinue making available new Segments of certain Indexed Strategies when our ability to offer those Indexed Strategies has been reduced due to changes in external forces such as the economic environment or actions taken by competitors. We may also discontinue a particular Indexed Strategy if there is insufficient volume to justify the continuation. If you instructed us to allocate an amount to a particular Indexed Strategy for an upcoming Segment Start Date, and we do not offer that Indexed Strategy on the Segment Start Date, that amount will either remain in or be transferred to the Declared Rate Account. You will be notified in writing that this has occurred, and provided the opportunity to reallocate the amount on the next Segment Start Date to the then available Strategies. The amount you instructed us to allocate to that particular (no longer available) Indexed Strategy will remain in the Declared Rate Account until you provide us new allocation instructions. It is important to note that we will not discontinue a Segment once it has begun.

•  Risks Associated with the Reference Indices — Because the S&P 500® Price Return Index and the MSCI EAFE Price Return Index are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market fluctuations may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. In addition, the value of equity securities may decline for reasons directly related to the issuers of the securities. These market fluctuations may cause losses in Indexed Strategies. The S&P 500 Index and the MSCI EAFE Index are both "price return" indexes and do not reflect dividends paid on the securities comprising the Index, and therefore the Index Performance under the Contract does not reflect the full investment performance of those securities.

  S&P 500® Index. The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and also may not be able to attain the high growth rate of successful smaller companies, especially during periods of economic expansion.

  MSCI EAFE Index. MSCI EAFE Index is an equity index that captures large and mid-cap representation across developed markets countries around the world. The securities comprising the MSCI EAFE Index are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). The MSCI EAFE Index is an unmanaged, capitalization-weighted index of companies representing the stock markets of Europe, Australasia and the Far

East. It is designed to measure the equity market performance of developed markets, excluding the United States and Canada. The MSCI EAFE Index used in the Contract is expressed in U.S. dollars, and therefore takes into account the performance of the local currency (or currencies) relative to the dollar. In general, foreign markets may be less liquid, more volatile and subject to less government supervision than domestic markets.

  See Appendix C for important information regarding the publishers of the Indices.

  Note: When you purchase the Contract, you are not investing in a securities index or buying shares of stock.

•  Risk That We May Eliminate or Substitute an Index — There is no guarantee that an Index will be available during the entire time you own your Contract. We may eliminate or substitute an Index if there is a significant change in the calculation or composition of the Index, the cost to license, the cost to support Indexed Strategies tied to the Index, requirements set forth by distribution partners, or the Index is discontinued or otherwise becomes unavailable. If we substitute the Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the Index Interest you earn and affect how you want to allocate Contract Value among the available Strategies. We will not substitute the Index until the new Index has been approved by the appropriate insurance regulatory authority. Upon substitution of an Index during the term, we will calculate your Index Performance on the replaced Index up until the date of substitution and the substitute Index from the date of substitution to the Segment Maturity Date or the date we calculate a request for a withdrawal or surrender. An Index substitution will not change the Crediting Method or Downside Protection for an existing Indexed Segment. The performance of the new Index may not be as good as the one that it replaced and as a result your Index Performance may have been better if there had been no substitution. See Appendix B for an Index Substitution example. If we substitute the Index and you do not wish to allocate your Contract Value to the Strategies available under the Contract, you may surrender your Contract, but you may be subject to a withdrawal charge and an MVA, which may result in a loss of principal and previously credited interest. A surrender may also be subject to federal and state income taxes and, if taken before age 59 1/2, an additional 10% penalty tax.

•  Creditor and Solvency Risk — Our general account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability, and therefore, to the risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements. Additionally, our financial statements and information concerning our business and operations is incorporated in this Prospectus by reference to Protective Life's Annual Report on Form 10-K.

Other Important Information You Should Know

•  No Ownership Rights — You have no ownership rights in the underlying stocks comprising the Index. Purchasing the Contract is not equivalent to investing in the underlying stocks comprising the Index and you do not have any ownership interest or rights arising from the underlying stocks comprising the Index, such as voting rights, dividend payments, or other distributions. Further, if the performance of an Index is greater than your applicable Cap or the Participation Rate is less than 100 percent, the Segment Return Amount that you receive may be lower than the gain you would have received on an investment in a mutual fund or exchange traded fund designed to track the performance of the selected Index.

•  No Affiliation with Index or Underlying Stocks — We are not affiliated with the sponsor of the Index or the underlying stocks comprising that Index. Consequently, the Index and the issuers of the underlying stocks comprising the Index have no involvement with the Contract.

•  Possible Tax Law Changes — There always is the possibility that the tax treatment of the Contract could change by legislation or otherwise. We have the right to modify the Contract in response to legislative changes that could diminish the favorable tax treatment that Owners receive. You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

HOW YOUR CONTRACT WORKS

Purchasing the Contract

Purchase Payments

The minimum initial Purchase Payment is $25,000. We will only accept subsequent Purchase Payments of $5,000 or more. Initial and subsequent Purchase Payments are payable at our Administrative Office. We may amend this minimum subsequent Purchase Payment amount at any time. You may make Purchase Payments by check payable to Protective Life Insurance Company or by any other method we deem acceptable. All Purchase Payments will be allocated to the Declared Rate Account or transferred into one or more Segments in accordance with your allocation instructions. See "Allocation of Purchase Payments." Under certain circumstances, we may be required by law to reject a Purchase Payment.

We will only accept Purchase Payments that we receive, or orders that are initiated, on or before the earlier of (1) the first Contract Anniversary, and (2) the 86th birthday of the oldest Owner or Annuitant. An order is initiated when you or your financial adviser submit an electronic ticket order for a Purchase Payment(s) or signed forms requesting the transfer or exchange of assets from another account or insurance contract. We are no longer accepting Purchase Payments.

Protective Life retains the right to limit the maximum aggregate Purchase Payment that can be made without prior Administrative Office approval. This amount is currently $1,000,000. We may impose conditions for our acceptance of aggregate Purchase Payments greater than $1,000,000.

We reserve the right to limit, suspend, or reject any Purchase Payment at any time. We may also limit the available Allocation Options, following written notice to Contract Owners. We may do so for all Contracts or only certain classes of Contracts.

Because of limitations that we impose or may impose on your ability to make subsequent Purchase Payments, including our refusal to accept subsequent Purchase Payments on or after the first Contract Year, you may be unable to, or limited in your ability to, increase your Contract Value (and therefore the Death Benefit payable under the Contract) through subsequent Purchase Payments. In evaluating the purchase of a Qualified Contract, purchasers should take into consideration that they will not be able to make annual contributions to the Qualified Contract because Purchase Payments are not permitted after the first Contract Anniversary and Protective Life reserves the right to limit, suspend or reject any Purchase Payment at any time. You should consult with your financial advisor prior to purchasing the Contract.

Parties to the Contract

Owner

The Owner is the person or persons who own the Contract and is entitled to exercise all rights and privileges provided in the Contract. Two persons may own the Contract together. In the case of two Owners, provisions relating to action by the Owner means both Owners acting together. However, Protective Life may accept instructions from one Owner on behalf of both Owners. Protective Life will only issue a Contract prior to each Owner's 86th birthday. Individuals as well as nonnatural persons, such as corporations or trusts, may be Owners. In the case of Owners who are nonnatural persons, age restrictions apply to the Annuitant.

The Owner of this Contract may be changed by Written Notice provided:

(1) each new Owner's 86th birthday is after the Issue Date; and

(2) each new Owner's 95th birthday is on or after the Annuity Date.

Naming a nonnatural person as an Owner or changing the Owner may result in a tax liability. See "Taxation of Annuities in General."

Beneficiary

The Beneficiary is the person or persons who may receive the benefits of this Contract upon the death of any Owner.

Primary — The Primary Beneficiary is the surviving Owner, if any. If there is no surviving Owner, the Primary Beneficiary is the person or persons designated by the Owner and named in our records.

Contingent — The Contingent Beneficiary is the person or persons designated by the Owner and named in our records to be Beneficiary if the Primary Beneficiary is not living at the time of the Owner's death.

If no Beneficiary designation is in effect or if no Beneficiary is living at the time of an Owner's death, the Beneficiary will be the estate of the deceased Owner. If any Owner dies on or after the Annuity Date, the Beneficiary will become the new Owner.

Unless designated irrevocably, the Owner may change the Beneficiary by Written Notice prior to the death of any Owner. An irrevocable Beneficiary is one whose written consent is needed before the Owner can change the Beneficiary designation or exercise certain other rights. In the case of certain Qualified Contracts, Treasury Department regulations prescribe certain limitations on the designation of a Beneficiary.

Annuitant

The Annuitant is the person or persons on whose life annuity income payments may be based. The first Owner shown on the application for the Contract is the Annuitant unless the Owner designates another person as the Annuitant. The Contract must be issued prior to the Annuitant's 86th birthday. If the Annuitant is not an Owner and dies before the Annuity Date, the Owner will become the new Annuitant unless the Owner designates otherwise. However, if the Owner is a nonnatural person, the death of the Annuitant will be treated as the death of the Owner.

The Owner may change the Annuitant by Written Notice prior to the Annuity Date. However, if any Owner is not a natural person, then the Annuitant may not be changed. The new Annuitant's 95th birthday must be on or after the Annuity Date in effect when the change of Annuitant is requested.

Payee

The Payee is the person or persons designated by the Owner to receive the annuity income payments under the Contract. The Annuitant is the Payee unless the Owner designates another party as the Payee. The Owner may change the Payee at any time.

Issuance of a Contract

To purchase a Contract, you must submit certain application information and an initial Purchase Payment to Protective Life through a licensed representative of Protective Life. Any such licensed representative must also be a registered representative of a broker/dealer having a distribution agreement with Investment Distributors, Inc. Protective Life reserves the right to accept or decline a request to issue a Contract. Contracts may be sold to or in connection with retirement plans which do not qualify for special tax treatment as well as retirement plans that qualify for special tax treatment under the Code.

If the necessary application information for a Contract accompanies the initial Purchase Payment, we will issue the Contract. If we do not receive the necessary application information, Protective Life will retain the Purchase Payment for up to five business days while it attempts to complete the information. If the necessary application information is not complete after five business days, Protective Life will inform the applicant of the reason for the delay and return the initial Purchase Payment immediately unless the applicant specifically consents to Protective Life retaining it until the information is complete. Once the information is complete, we will issue the Contract. We do not require allocation instructions for your application to be complete. If you provide allocation instructions with your application, we will apply the initial Purchase Payment in accordance with your allocation instructions subject to the availability and restrictions of your Allocation Options. If you do not provide us with allocation instructions, your application may still be complete, and we will allocate your entire Purchase Payment to the Declared Rate Account. You may transmit information necessary to complete an application to Protective Life by telephone, facsimile, or electronic media.

Right to Cancel

If for any reason you are not satisfied with your Contract, you have the right to return the Contract within a certain number of days, which is at least ten, after you receive it, along with a written cancellation request, to our Administrative Office or the financial advisor who sold it. If state law requires, this "free look" period may be longer than 10 days.

Generally, if you cancel your Contract during your "free look" period, we will not assess a withdrawal charge and your refund will equal whatever your Contract Value is, plus or minus the Market Value Adjustment, on the day that we receive your Contract cancellation request.

Some states, however, require that we refund the full amount of your Purchase Payment (not reflecting investment gain or loss). In addition, in some states, the amount of your refund (either your Contract Value or the full amount of your Purchase Payments), and the length of your "free look" period, depend on whether you purchased the Contract as a replacement. Other material state variations may apply. See Appendix D for information on material state variations. State variations are identified in a special contract form used in that state. If you would like to review a copy of the contract form for your particular state, contact our Customer Service at 1-800-456-6330 or your financial representative.

For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your Purchase Payment. For individual retirement annuities and Contracts issued in states where, upon cancellation, we return at least your Purchase Payments, we reserve the right to allocate all or a portion of your initial Purchase Payment (and any subsequent Purchase Payments) to the Declared Rate Account during the "free look" period. After the expiration of the "free look" period, we will allocate your Purchase Payments according to your allocation instructions on the next Segment Start Date.

We may require that you wait six months before you may apply for a Contract with us again if:

•  you cancel your Contract during the free look period; or

•  you change your mind before you receive your Contract whether we have received your Purchase Payment or not.

Please see "Federal Tax Matters" later in this Prospectus for possible consequences of cancelling your Contract. Our Administrative Office, or your financial professional, can provide you with the cancellation instructions.

Use of the Contract in Qualified Plans

You may purchase the Contract on a non-qualified basis. You may also purchase it for use within certain qualified retirement plans or in connection with other employee benefit plans or arrangements that receive favorable tax treatment. Such qualified plans include individual retirement accounts and individual retirement annuities (IRAs), and pension and profit sharing plans (including H.R. 10 Plans). Many of these qualified plans, including IRAs, provide the same type of tax deferral as provided by the Contract. The Contract, however, provides benefits and features not provided by such retirement plans and employee benefit plans or arrangements alone. There may be costs and expenses under the Contract related to these benefits and features. You should consult a qualified tax and/or financial adviser regarding the use of the Contract within a Qualified Plan or in connection with other employee benefit plans or arrangements. You should carefully consider the benefits and features provided by the Contract in relation to their costs as they apply to your particular situation (See "Qualified Retirement Plans.")

Allocating your Purchase Payments

You may allocate your Purchase Payments to the Declared Rate Account or one or more Strategies. The total number of Segments that may be active under a Contract at any time is 100. Allocations must be in dollars or whole percentages.

We do not require allocation instructions for your application to be complete, but an Owner may indicate in the application how their initial Purchase Payment is to be allocated among the Allocation Options. The default Allocation Option is the Declared Rate Account. If you have not provided us instructions to allocate all or a portion of your Purchase Payments to a Strategy, we will allocate all or that portion of your Purchase Payments to the Declared Rate Account. You must provide us new allocation instructions for any subsequent Purchase Payments, otherwise your Purchase Payments will be allocated to the Declared Rate Account.

The Contract is between you and Protective Life. The Contract is not an investment advisory account, and Protective Life is not providing any investment advice or managing the allocations under your Contract. In the absence of a specific written arrangement to the contrary, you, as the owner of the Contract, have the sole authority to make investment allocations and other decisions under the Contract.

Owners may change allocation instructions by Written Notice at any time. Owners may also change instructions by telephone, facsimile, automated telephone system or via the Internet at www.protective.com ("non-written instructions"). For non-written instructions regarding allocations, we may require a form of personal identification prior to acting on instructions and we will record any telephone voice instructions. If we follow these procedures, we will not be liable for any losses due to unauthorized or fraudulent instructions. We reserve the right to limit or eliminate any of these non-written communication methods for any Contract at any time for any reason.

Declared Rate Account

The default Allocation Option is the Declared Rate Account. You may choose to allocate all or a portion of your Purchase Payments or the Maturity Value of Segments to the Declared Rate Account. If you have not provided us instructions to allocate all or a portion of your Purchase Payments to a Strategy, we will allocate all or that portion of your Purchase Payments to the Declared Rate Account. Likewise, if you have not instructed us to allocate the Maturity Value of Segments to a new Strategy, we will allocate the Maturity Value to the Declared Rate Account. Amounts applied to the Declared Rate Account remain there until you instruct us otherwise. We will not declare an interest rate for the Declared Rate Account less than a minimum interest rate of 1%. The minimum interest rate may be higher in some states. Please consult your financial advisor for information on the current interest rate for the Declared Rate Account.

You can request to transfer amounts from the Declared Rate Account to any of the available Segments at any time up to the close of business on the day the Segment starts.

The interest rate for the Declared Rate Account is declared in advance, but is not guaranteed for any specific period of time. Generally, we review and declare the interest rate for this account at certain intervals — for example: every two weeks — but we reserve the right to declare a new interest rate at any time, and without any prior notice to you.

Interest rates for the Declared Rate Account have an effective date — the date on which the rate takes effect. The effective date will not be earlier than the day immediately following the day on which the rate is declared, but it may be later. On and after each effective date, that rate applies to the entire Declared Rate Account, and remains in effect until we set a different rate.

Because only one interest rate applies to the entire Declared Rate Account at any particular time, we do not establish discrete segments in the Declared Rate Account and it is not treated as a Strategy.

Prior to the Annuity Date the Declared Rate Account Value is equal to:

•  Aggregate amounts applied to the Declared Rate Account since the Issue Date; plus,

•  Aggregate interest credited to the Declared Rate Account since the Issue Date; minus,

•  Amounts transferred from the Declared Rate Account to establish Segments; minus,

•  Aggregate amounts deducted from the Declared Rate Account to satisfy prior withdrawal requests (including applicable withdrawal charges and Market Value Adjustment, if any).

Strategies

The Contract offers two types of Strategies for allocating your Contract Value: (1) Guaranteed Interest Strategies and (2) Indexed Strategies. You may invest in a Strategy only on Segment Start Dates, which occur twice each month, by allocating Purchase Payments made during the first Contract Year, by allocating balances in the Declared Rate Account, or by allocating Maturity Value from a maturing Segment.

On the Start Date, the Company will establish new Segments. Two weeks prior to these Segment Start Dates, the Company will declare the interest rate for the Guaranteed Interest Strategy and the Crediting Method(s) and Downside Protection for each Indexed Strategy that will be offered on the upcoming Segment Start Date. You may obtain this information the following ways:

•  Directly from us by calling 1-800-456-6330;

•  On our website at www.myaccount.protective.com; or

•  From the financial advisor who sold or services your Contract.

Note: We will always offer at least one Indexed Strategy with a Floor between 0% and -10%; however, we reserve the right to stop offering other Indexed Strategies. If we decline to offer a particular Strategy on a Segment Start Date, it will not impact any Segments previously established.

Guaranteed Interest Strategy

We will declare a credited rate of interest for each Segment under the Guaranteed Interest Strategy, but the minimum interest rate will not be less than 1%. The credited rate of interest is declared in advance and established on the Start Date and will not change during the Term of the Segment. For each Guaranteed Interest Segment, interest will be credited daily from the Start Date to the Maturity Date. Please consult your financial advisor for information on the current rates of interest we credit.

Indexed Strategies

The Indexed Strategies credit interest based in part on the performance of an Index. Investments in Indexed Strategies are not investments in the securities markets, or in underlying mutual funds sometimes known as "index funds."

Index Performance

Index Performance is the measure of the percentage increase or decrease in the reference Index between two points in time. For Indexed Segments, we calculate the Index Performance on each Business Day for purposes of determining the Segment Value and your Contract Value; however, Index Performance is only applied on the Maturity Date of a Segment, or the date you make a withdrawal from a Segment before its Maturity Date. That is, we credit interest resulting from positive Index Performance only on the Segment Maturity Date. On the other hand, we deduct amounts resulting from negative Index Performance on the Segment Maturity Date or the date we calculate a withdrawal or surrender because the Interim Value calculation reflects negative Index Performance but does not take into account positive Index Performance.

Crediting Methods

Each Indexed Strategy will have a Crediting Method that we apply to your Segment Investment to determine your Maturity Value on the Segment Maturity Date. The Crediting Method for each Indexed Strategy will not change during the Term of the Segment. The Crediting Methods we offer include a Participation Rate and may include a Cap and are described in the table below. The Participation Rate may be greater than but will never be less than 100% (the minimum Participation Rate). The Cap, if applicable to the Indexed Strategy, will place a limit on the positive performance of the reference Index that we will use to calculate the return for any Indexed Strategy, and, in turn, limit the amount that may be credited to the investment in an Indexed Segment.

Participation Rate

A Participation Rate is a specified percentage of Index Performance that we use to calculate the Segment Return Amount. The Participation Rate may be greater than but will never be less than the minimum Participation Rate, which is 100%. The Participation Rate only applies to positive Index Performance.

Cap

The Cap is the maximum percentage of positive Index Performance that may be used to calculate the Segment Return Amount for an Indexed Segment. The Cap for our currently offered Index Strategies will never be less than the minimum Cap we identify in the chart in the Summary section of this Prospectus and on the Schedule Page of your Contract, but the minimum Cap for any Indexed Strategy offered under this Contract will not be less than 1%, regardless of the Participation Rate or Downside Protection. On the Maturity Date, the positive Index Performance used to calculate the Segment Return Amount for an Indexed Segment would be the lesser of the actual positive percentage change in the value of the Index over the Term for the Segment or the Cap.

Please consult your financial advisor for information on current Participation Rates and Caps.

The following three examples demonstrate three potential Crediting Method combinations. Assume you invested in an S&P 500 Indexed Segment with a Floor of -10% and a Segment Investment on the Maturity Date of $10,000. Only positive Index Performance is illustrated, as the Cap only applies to positive performance.

Example 1: 12% Cap and 100% Participation Rate
			Formula
	S&P 500 Index Performance =	15%
	Credited Rate of Interest =	12%	(lesser of [Cap (12%)] or [Participation Rate (100%) x Index Performance (15%)])
	Segment Return Amount =	$1,200	($10,000 x [Cap (12%)])
	Segment Maturity Value =	$11,200	($10,000 + $1,200)
Example 2: No Cap and 120% Participation Rate
			Formula
	S&P 500 Index Performance =	15%
	Credited Rate of Interest =	18%	[Participation Rate (120%) x Index Performance (15%)]
	Segment Return Amount =	$1,800	($10,000 x [Participation Rate (120%) x 15%])
	Segment Maturity Value =	$11,800	($10,000 + $1,800)
Example 3: 12% Cap and 120% Participation Rate
			Formula
	S&P 500 Index Performance =	15%
	Credited Rate of Interest =	12%	(lesser of [Cap (12%)] or [Participation Rate (120%) x Index Performance (15%)])
	Segment Return Amount =	$1,200	($10,000 x [Cap (12%)])
	Segment Maturity Value =	$11,200	($10,000 + $1,200)

Downside Protection

Each Indexed Strategy will have Downside Protection that will not change during the Term of the Indexed Segment. The Downside Protection we offer is described in the table below.

Floor

The Floor is a limit on negative Index Performance that results in a reduction of the Segment Value. The Floor is the maximum percentage loss you can experience over the Segment Term, even if negative Index Performance falls below the Floor. We are currently offering Floor options of -5%, -10%, and -20%.

For example, a Strategy could be the S&P 500/-10% Floor/100% Participation Rate/12% Cap. We will measure the performance of the S&P 500 for the Term beginning on the Segment Start Date. If the Index performs positively during the Term, your Segment Return Amount on the Maturity Date could be as much as 12% for that Term. If the Index performs negatively during this period, on the Maturity Date you will be protected from any Index decline greater than 10 percent. Please note, Strategies with greater Downside Protection tend to have lower Caps and Participation Rates than Strategies with less Downside Protection.

Suspension or Termination of an Indexed Strategy

We reserve the right to suspend or terminate a particular Indexed Strategy at any time. If an Indexed Strategy is suspended or terminated, the Contract Value (or Maturity Value for maturing Segments) designated to be transferred to new Segments in the suspended or terminated Indexed Strategy(ies) will remain in the Declared Rate Account (or transferred into the Declared Rate Account for maturing Segments) until you choose to open a Segment(s) in a currently available Indexed Strategy or you withdraw the Contract Value from the Declared Rate Account. We will provide you written notice when money is not transferred from the Declared Rate Account into a Segment due to the suspension or termination of an Indexed Strategy.

Segments

We establish Segments by allocating Purchase Payments made during the first Contract Year, by allocating balances in the Declared Rate Account, or by allocating Maturity Value from a maturing Segment. Segments allow us to separately track and report the subsequent financial activity associated with each allocation. Every Segment is characterized by:

•  the Strategy, including its Crediting Method and Downside Protection;

•  the Purchase Payment, Contract Value, or Maturity Value you applied to establish it; and

•  the Segment Start Date and Maturity Date.

The time period from the Start Date to the Maturity Date (including both of those days) is the Segment Term. These elements will not change during the Term.

Start Date, Maturity Date and Term

We establish Segments only on a Start Date. Start Dates are the 1st and 3rd Wednesday of each month, unless a scheduled Start Date is not a Business Day (a holiday, for example). In that case, the next Business Day will be the Start Date.

Segments mature on their Maturity Date. A Segment Maturity Date is the 1st or 3rd Wednesday in the month during which the Segment Term ends that corresponds to the Wednesday of the same calendar month in which the Term began. If a scheduled Maturity Date is not a Business Day, the next Business Day will be the Segment Maturity Date.

We will always offer Strategies with a one (1) year Term, and may offer other Terms. Note, however, that while Terms are typically measured in years, they will not correspond to annual calendar dates. So, for example, a one (1) year Term established on the 3rd Wednesday in January will mature on the 3rd Wednesday in January in the following calendar year. Accordingly, the Term may contain more or less than 365 days.

Establishing a Segment

A Segment may be established by selecting one of the Strategies that we currently offer. You must fund a Segment in order for us to establish it. You may fund Segments with a Purchase Payment, Contract Value in the Declared Rate Account, or all or part of the Maturity Value from maturing Segments.

Because we will only accept Purchase Payments that were initiated on or before the first Contract Anniversary, after the first Contract Anniversary new Segments under the Contract will only be established through the transfer of Contract Value from the Declared Rate Account and the transfer of Maturity Value from maturing Segments.

We will process your allocation instruction to establish a new Segment(s) on the next Start Date after we receive your allocation instruction in good order, including your instruction to allocate Contract Value to establish the Segment(s). You may also cancel or change any existing allocation instructions provided we receive it not later than 4 pm Eastern Time on the Start Date on which the Segment is scheduled to be established.

You may not have more than 100 Segments open at any one time. If, after we were to execute any allocation instruction, your Contract would contain more than 100 Segments, we will consider the allocation instruction to be not in good order. We will not be honor your instruction, but will apply the Contract Value you would have allocated to the Segment to the Declared Rate Account.

We will not establish a Segment if the Maturity Date is later than the Contract's Annuity Date.

We may change or modify the requirements and restrictions to establish a Segment at any time with advance written notice to you. Any change or modification we make will not affect Segments established before the effective date of the change or modification

You may not use any part of existing Segment Value to establish a new Segment.

If we are unable to establish a Segment according to the allocation instructions you have provided, the amount you intended to fund the Segment will be applied to — or remain in — the Declared Rate Account.

Funding a Segment with a Purchase Payment

If we receive your Purchase Payment and allocation instruction in good order on a date prior to the next scheduled Start Date, we will allocate your Purchase Payment to the Declared Rate Account until the next Schedule Start Date and then allocate your Contract Value in the Declared Rate Account to the Segment(s) on the scheduled Start Date. If we receive your Purchase Payment and allocation instruction in good order on a scheduled Start Date before 4 pm Eastern Time, we will establish the Segment(s) and allocate your Purchase Payment directly to the new Segment(s), unless you instruct us otherwise. If we receive your Purchase Payment and allocation instruction in good order after 4 pm Eastern Time on a scheduled Start Date, we will allocate your Purchase Payment to the Declared Rate Account until the next scheduled Start Date and then allocated your Contract Value in the Declared Rate Account to the Segment(s) on the scheduled Start Date, unless you instruct us otherwise.

Determining the Value of a Segment

Segments using a Guaranteed Interest Strategy ("Guaranteed Interest Segment")

Crediting Guaranteed Interest — Amounts allocated to a Guaranteed Interest Strategy earn interest daily beginning on the Start Date. We determine and declare a rate of interest in advance of the Start Date and the rate is guaranteed not to change over the Term for the Guaranteed Interest Segment. We credit interest at the end of each Business Day. The interest rate we credit each Business Day is the rate that, when compounded, yields the annual effective interest rate in effect for the Guaranteed Interest Segment. At the end of each Business Day, we multiply the daily interest rate by the Segment Value to determine the dollar amount of the interest credited.

Guaranteed Segment Value — On any day, the Segment Value of a Guaranteed Interest Segment is equal to:

•  the Contract Value applied to establish the Segment; plus,

•  aggregate interest added since the Segment Start Date; minus,

•  Contract Value deducted from the Segment to satisfy prior withdrawal requests (including applicable withdrawal charges and Market Value Adjustments, if any).

Segments using an Indexed Interest Strategy ("Indexed Segment")

Crediting Indexed Interest — Interest credited to or amounts deducted from Indexed Segments depend, in part, upon the performance of one of the broad-based securities Indices. (See "Indices".)

We credit interest to an Indexed Segment resulting from positive Index Performance only on the Maturity Date. Therefore, no interest is earned or payable on amounts withdrawn from an Indexed Segment before the Maturity Date.

On the other hand, any negative Index Performance is reflected by the Indexed Segment Value for amounts withdrawn prior to the Maturity Date for an Indexed Segment. (See "Withdrawals" and "Interim Value of an Indexed Segment")

Index Performance — Index Performance is the measure of the percentage increase or decrease in the reference Index between two points in time. We calculate the Index Performance percentage separately for each Indexed Segment you have established, according to the formula:

Index Performance % = [(IVE – IVS) ÷ IVS] x 100

where,

IVE is the Index Value as of the date the Index Performance is calculated (i.e., the Maturity Date of a Segment, or the date Contract Value is withdrawn from a Segment); and
IVS is the Index Value as of the Segment Start Date.

The Index Value is the closing value of the Index at the end of each Business Day, as determined and published by the compiler of the Index. For any day that is not a Business Day, the Index Value is the closing value of the Index as of the next Business Day.

Because Segment Start Dates and Maturity Dates occur on the same day, the Index Value on a Maturity Date for an existing Segment will be the same as the Index Value of a new Segment established on that date, provided both Segments use the same reference Index.

Maturity Value of an Indexed Segment

We calculate the Maturity Value of an Indexed Segment on the Maturity Date as follows:

•  We determine the Index Performance percentage for the Segment using the Index Value on the Maturity Date for IVE in the formula.

•  We then apply the Crediting Method or Downside Protection.

°  Crediting Method: If the Index Performance percentage is positive, we credit interest at a rate equal to the lesser of: a) the Index Performance percentage multiplied by the Participation Rate; or, b) the Cap, if applicable.

°  Downside Protection: If the Index Performance percentage is negative, the percentage amount we deduct will equal the smaller of: a) the Index Performance percentage or b) the Floor.

•  The percentage derived above from either the Crediting Method or Downside Protection is multiplied by the Segment Investment to determine the actual dollar amount of interest credited or amount deducted. That result is applied to the Segment Investment to arrive at the Segment Maturity Value.

The following examples show how interest is credited or amounts deducted in 4 typical scenarios. In each scenario, assume that you invested $10,000 in an S&P 500 Indexed Strategy with a one (1) Year Term and -10% percent Floor. On the Start Date, the Crediting Method consists of a 13% Cap and a 100% Participation Rate. You do not take any withdrawals.

1.  Index Performance percentage is positive and greater than the Cap. If the calculated Index Performance percentage for the S&P 500 Price Return Index is 20% over the Term, we will calculate the Segment Maturity Value as follows:

•  The Participation Rate multiplied by the Index Performance percentage (100% x 20% = 20%) is greater than the Cap (13%). Under your chosen Crediting Method, the Segment earns interest at the lower of those two rates. We therefore multiply the Segment Investment by the Cap to determine the interest credited (13% x $10,000 = $1,300). The Maturity Value is the Segment Investment plus the interest earned $10,000 + $1,300 = $11,300.

2.  Index Performance percentage is positive, but less than the Cap. If the calculated Index Performance percentage for the S&P 500 Index is 5% over the Term, we will calculate the Segment Maturity Value as follows:

•  The Participation Rate multiplied by the Index Performance percentage (100% x 5% = 5%) is less than the Cap (13%). The Segment earns interest at the lower of those two rates. We therefore multiply the Segment Investment by the Index Performance percentage to determine that the interest earned is $500 (5% x $10,000 = $500). The Maturity Value is the Segment Investment plus the interest earned $10,000 + $500 = $10,500.

3.  Index Performance percentage is negative, but higher than the Floor. If the calculated Index Performance percentage for the S&P 500 Index is -5% over the Term, we will calculate the Segment Maturity Value as follows:

•  Applying the Index Performance percentage (-5%) would result in a smaller reduction in the Segment Investment than the Floor (-10%). We therefore multiply the Segment Investment by the Index Performance to calculate a $500 reduction in the Segment Investment. ($10,000 x -5% = -$500). The Segment Investment is reduced by $500, resulting in a Segment Maturity Value of $9,500.

4.  Index Performance percentage is negative and exceeds the Floor. If the calculated Index Performance percentage for the S&P 500 Index is -15% over the Term, we will apply the Downside Protection and calculate the Segment Maturity Value as follows:

•  The Index Performance percentage (-15%) results in a greater reduction in the Segment Investment than the Floor (-10%). We therefore multiply the Segment Investment by the Floor to calculate a $1,000 reduction in the Segment Investment. ($10,000 x -10% = -$1,000). The Segment Investment is reduced by $1,000, resulting in a Segment Maturity Value of $9,000.

Because the Index Performance percentage is calculated on the Maturity Date of an Indexed Segment, you may experience negative Index Performance even if the Index has experienced gains through some, or most, of the Term.

Interim Value of an Indexed Segment

The Interim Value of an Indexed Segment is its value on any day other than the Start Date or Maturity Date. The Interim Value is used in two ways:

•  To facilitate daily valuation of the Contract for various accounting and reporting purposes.

•  To establish the Segment Value as the starting point for a withdrawal or surrender on a Business Day other than the Segment Maturity Date. (See "Effect of a Withdrawal During the Withdrawal Charge Period.")

The method we use to calculate the Interim Value of a Segment is generally the same method we use to calculate the value of the Segment on the Segment Maturity Date, except we do not take positive Index Performance into account. We start by determining the Index Performance percentage for the Segment on the date of withdrawal or surrender, the calculation date, by measuring the Index Performance from the Start Date to the calculation date. If the Index Performance percentage is positive or zero, the Interim Value will equal the Segment Investment.

If the Index Performance percentage is negative, the percentage amount we deduct from the Segment Investment will equal the greater of: a) the Index Performance percentage or b) the Floor. That percentage would be multiplied by the Segment Investment to determine the actual dollar amount by which the Segment Investment would be reduced to arrive at the Interim Value.

The Interim Value calculation reflects negative Index Performance between the Start Date and the calculation date but does not take into account positive Index Performance. Positive Indexed interest is credited only on a Maturity Date. The Interim Value calculation does not take into account any applicable withdrawal charge or Market Value Adjustment.

The Interim Value of an Indexed Segment will always be equal to or less than your Segment Investment on the calculation date.

The following examples show how we calculate Interim Value. Assume you invest $10,000 in an S&P 500 Indexed Strategy with a one (1) Year Term and -10% Floor. On the Start Date, the Crediting Method consists of a 13% Cap and a 100% Participation Rate. You do not take any withdrawals from the Segment.

1.  Index Performance percentage positive (greater than 0%). In this scenario, we disregard the Index Performance. Your Interim Value is equal to your Segment Investment ($10,000).

2.  Index Performance percentage is negative, but remains above the Floor. If the calculated Index Performance percentage for the S&P 500 Index is -5% from the Start Date to the calculation date, we will calculate the Interim Value as follows:

•  The Index Performance percentage (-5%) would result in a smaller reduction in the Segment Investment than the Floor (-10%). We therefore multiply the Segment Investment by the Index Performance to calculate a $500 reduction in the Segment Investment. ($10,000 x -5% = -$500). The $500 reduction is applied to the Segment Investment for an Interim Value of $9,500.

3.  Index Performance percentage is negative and exceeds the Floor. If the calculated Index Performance percentage for the S&P 500 Price Return Index is -15% from the Start Date to the calculation date, we will apply your chosen Downside Protection and calculate the Interim Value as follows:

•  The Index Performance percentage (-15%) would result in a greater reduction in the Segment Investment than the Floor (-10%). We therefore multiply the Segment Investment by the Floor to calculate a $1,000 reduction in the Segment Investment. ($10,000 x -10% = -$1,000). We deduct the $1,000 from the Segment Investment, resulting in an Interim Value of $9,000.

If you make a withdrawal from a Segment or surrender the Contract before the Maturity Date, we will apply an Interim Value calculation, which may result in a reduction of the Segment Value and Segment Investment that is significantly larger than the withdrawal amount requested and could result in loss of principal and previously credited interest.

Withdrawals during the middle of a Term reduce the Interim Value on a dollar-for-dollar basis and reduce the Segment Investment by the same proportion that the withdrawal reduces the Interim Value. The reduction in the Segment Investment is allocated on a pro-rata basis among the available Segments. For example, assume you have Segment Investment of $10,000 in an Indexed Strategy with a -10% Floor and take a withdrawal of $3,600. In this example, assume there are no applicable surrender charges or MVA.

1.  The Interim Value is less than the Segment Investment. In this example, Index Performance was negative (-15%) and fell below the Floor on the calculation date. Therefore, you have an Interim Value of $9,000 ($10,000 – the lesser of $1,500 [the -15% index performance x $10,000] or $1,000 [the -10% Floor x $10,000]. The $3,600 withdrawal will reduce the Interim Value dollar-for-dollar (by an amount equal to $3,600). Your Interim Value after the withdrawal is $5,400 ($9,000 – $3,600 = $5,400). The proportion that your withdrawal reduces your Interim Value is 40% ($3,600 / $9,000 = 40%). Your Segment Investment is reduced by that same proportion, which is $4,000 (40% x $10,000). As a result, your Segment Investment after the withdrawal is $6,000 ($10,000 – $4,000 = $6,000).

2.  The Interim Value is the same as the Segment Investment. In this example, Index Performance was positive on the calculation date. Therefore, we disregard the Index Performance, and you have an Interim Value of $10,000. The $3,600 withdrawal will reduce the Interim Value dollar-for-dollar (by an amount equal to $3,600). Your Interim Value after the withdrawal is $6,400 ($10,000 – $3,600 = $6,400). The proportion that your withdrawal reduces your Interim Value is 36% ($3,600 / $10,000 = 36%). Your Segment Investment is reduced by that same proportion, which is $3,600 (36% x $10,000). As a result, your Segment Investment after the withdrawal is $6,400 ($10,000 – $3,600 = $6,400).

A withdrawal during the Term will not change the Crediting Method or Downside Protection applicable to the Segment Investment remaining in the Indexed Segment.

A total surrender during the middle of a Term will result in you receiving the Interim Value less any applicable surrender charges and MVA. You will not participate in any positive Index Performance of that segment if you make a total surrender during the middle of a Term. For example, assume you have Segment Investment of $100,000, representing your entire investment in the Contract, in an Indexed Strategy with a -10% Floor and you surrender your Contract. In this example, assume there are no applicable surrender charges or MVA.

1.  The Interim Value is below the Segment Investment. In this example, Index Performance was negative (-15%) and fell below the Floor on the calculation date. Therefore, you have an Interim Value of $90,000 ($100,000 – the lesser of $15,000 [the -15% index performance x $100,000] or $10,000 [the -10% Floor x $100,000], and this is the amount you would receive upon surrender.

2.  The Interim Value is the same as the Segment Investment. In this example, Index Performance was positive on the calculation date. Therefore, we disregard the Index Performance, and you have an Interim Value of $100,000. This is the amount you would receive upon surrender.

For more examples of how we calculate Interim Value, see Appendix A to this Prospectus.

Segment Transfers and Renewals

Restrictions on Transfers of Segment Value

You may not transfer all or part of the value of an existing Segment during its term to any other existing Segment.

You may not use all or part of the value of an existing Segment to establish a new Segment on any day other than the Maturity Date for the existing Segment.

You may not transfer all or part of the value of an existing Segment to the Declared Rate Account on any day other than the Maturity Date for the existing Segment.

Any instruction from you for any of these transactions will be treated as not in good order and will not be honored.

Transfer of Maturity Value on a Maturity Date

Not less than 30 days before the Maturity Date for a Segment, we will advise you of the upcoming Maturity Date and you may provide us instructions for allocation of the Maturity Value. The notice we send will include a description of the maturing Segment's Strategy, Term, Crediting Method and Downside Protection. Because the notice will be sent to you well in advance of the Maturity Date, the notice will not include the Maturity Value for the Segment nor will it provide information on the Strategies that will be offered at that time. Two weeks prior to a Segment Maturity Date, you can obtain information about the interest rate for the Guaranteed Interest Strategy and the Crediting Method(s) and Downside Protection for each Indexed Strategy that will be offered on the Segment Start Date occurring on the same day as the upcoming Segment Maturity Date. You may obtain this information the following ways:

•  Directly from us by calling 1-800-456-6330;

•  On our website at www.myaccount.protective.com; or

•  From the financial advisor who sold or services your Contract.

On a Maturity Date, you may transfer all or part of the Maturity Value to the Declared Rate Account, or you may use all or part of the Maturity Value to establish new Segments selected from among the Strategies we offer at that time, provided your allocation instructions conform to the requirements and restrictions in effect at that time. (See "Establishing a Segment".) We must receive your allocation instructions by 4 PM Eastern on the Maturity Date. If we do not receive instructions by that time, the Maturity Value will be transferred to the Declared Rate Account.

Automatic Segment Renewal

Anytime during a Segment Term, you may instruct us to automatically allocate Maturity Value into a new Segment using the same Strategy, Term, and Downside Protection, if we are offering it at that time. Since the Participation Rate and Caps are guaranteed only for a single Term and are set by us from time to time, the Crediting Method for the renewal Segment may or may not be the same Crediting Method of the maturing Segment.

After we receive an automatic renewal instruction from you, it will remain in effect until you change or cancel it. Like all other allocation instructions, an automatic renewal instruction will be accepted and may be modified or cancelled up to 4 PM Eastern on the Maturity Date. If cancelled, automatic renewals will be terminated as of the date of the request, and you must send a new automatic renewal instruction to begin them again.

If you instructed us to automatically renew a particular Indexed Strategy on a Segment's Maturity Date, and we do not offer that Indexed Strategy at that time, the Segment's Maturity Value will be transferred to the Declared Rate Account. You will be notified in writing that this has occurred, and provided the opportunity to reallocate the amount on the next Segment Start Date to the then available Strategies. The Segment Maturity Value you instructed us to allocate to the no longer available Indexed Strategy will remain in the Declared Rate Account until you provide us new allocation instructions.

Effect of an Emergency Close

It is possible that an Index could experience an emergency close on a Business Day, thereby affecting the Index's ability to publish a price and our ability to mature or start Indexed Segments based on the affected Index. Therefore, if an Index experiences an emergency close and cannot publish any prices, we will delay the Maturity Date or Start Date of all Indexed Segments for the affected Index. If an emergency close occurs on a scheduled Maturity Date, then the Maturity Date for that Segment will be delayed until the next Business Day.

ACCESSING YOUR MONEY

Withdrawals and Surrenders

Anytime on or before the Annuity Date you may request a withdrawal from — or a surrender of — your Contract Value, by Written Notice or any other method we permit at that time. Federal and state income taxes may apply to distributions from the Contract, and a 10% penalty tax may apply if the distribution occurs before an Owner's age 59 1/2. (See "Federal Tax Matters.")

Requests for a withdrawal or surrender must be by Written Notice, or by any other method we permit at that time. These methods may include facsimile or electronic communications. Provided you have completed our Telephone Authorization form prior to a telephone withdrawal request and we accepted it, you may submit your withdrawal instruction by phone. Currently, we allow an Owner to withdraw up to the lesser of $50,000 or 25% of the Contract Value to be requested by phone. We will require authentication of the Owner's identity during the call prior to processing a telephone withdrawal request. We may change the requirements for telephone withdrawals or eliminate the privilege completely at any time without prior notice.

If we receive your request for withdrawal or surrender in good order before 4 pm Eastern Time on a Business Day, we will process the request that Business Day. If we receive the request on or after 4 pm Eastern Time on a Business Day, it will be processed the next Business Day.

We typically pay withdrawal and surrender requests within 5 Business Days of the date we receive the request in good order. However, under certain circumstances it may be necessary to delay payment for up to six months, subject to all necessary approvals from the appropriate state insurance regulatory authorities.

Withdrawals and surrenders during the withdrawal charge period that exceed the Free Withdrawal Amount are subject to an MVA and a withdrawal charge. (See "Market Value Adjustment.")

Free Withdrawal Amount

During the first six (6) Contract Years (the withdrawal charge period), you can withdraw your Contract Value up to the amount of the Free Withdrawal Amount without being subject to an MVA and withdrawal charge. However, withdrawals from an Indexed Segment prior to the Maturity Date would be subject to an Interim Value calculation. Application of the Interim Value calculation may result in a reduction of the Segment Value and Segment Investment that is significantly larger than the withdrawal amount requested. See "Interim Value of an Indexed Segment".

We calculate the available Free Withdrawal Amount with each withdrawal. It is equal to 10% of the sum of A + B + C, minus the sum of all prior withdrawals that Contract Year, where:

"A" is the Declared Rate Account Value
"B" is the Guaranteed Account Value
"C" is the sum of the Segment Investment of all Indexed Segments

The Free Withdrawal Amount is not cumulative. Any portion of the Free Withdrawal Amount not taken during a Contract Year does not carry forward to future Contract years.

Withdrawals

On or before the Annuity Date, you may request a withdrawal of a portion of your Contract Value, provided:

•  the amount you request is at least $100; and

•  the Contract Value after the withdrawal is processed is at least $25,000 (not required for withdrawals taken to satisfy federal income tax rules concerning minimum distribution requirements applicable to your Contract).

If any of these requirements is not met, we will treat your withdrawal request as not in good order and will not process the request. If this occurs, we will notify you and provide the opportunity to modify the instruction so the requirements are met.

How Withdrawals are Taken from your Contract Value

Generally, you may tell us how to apportion a withdrawal from the Allocation Options. However, if on the date we process the withdrawal you have Contract Value in the Declared Rate Account, we will first deduct the Contract Value in the Declared Rate Account to pay the withdrawal request. If your Contract Value in the Declared Rate Account is not sufficient to pay the withdrawal request, we will deduct Contract Value from the Segment(s) according to your instructions. If you request a withdrawal on the Maturity Date of a Segment, we will fulfill the withdrawal request first from the Maturity Value of that Segment, and then in the order previously described.

If you do not specify how a withdrawal should be apportioned and your request is otherwise in good order, we will deduct amounts in the following order:

•  First, from the Declared Rate Account;

•  Next, from the Guaranteed Interest Segment(s) on a "last established-first withdrawn" basis, regardless of the interest rate being applied to the Segment; and

•  Finally, from the Indexed Segment(s) on a "last established-first withdrawn" basis, regardless of the Crediting Method and Downside Protection associated with the Segment(s).

If we receive your withdrawal request on a Start Date before 4 pm Eastern Time, the request may prevent us from processing any prior instruction from you to establish a new Segment(s) on that Start Date. If the Contract Value in the Declared Rate Account and any available Maturity Value is not sufficient to fulfill both instructions, we will process the withdrawal request. We will treat the instruction to establish a new Segment(s) as not in good order due to insufficient funds and will not process the request. If this occurs, we will notify you and provide the opportunity to modify the instruction. When your instruction to establish new Segment(s) is in good order, we will execute the instruction on that, or the next available Start Date.

A withdrawal during the Term will not change the Crediting Method or Downside Protection applicable to the Segment Investment remaining in an Indexed Segment.

Surrenders

On or before the Annuity Date, you may request a surrender of your Contract and receive its Surrender Value. If your Contract Value is $50,000 or less, you may request a surrender by telephone if you have previously provided (and we accepted) your written Telephone Authorization form. Unless you instruct us otherwise, we will pay the Surrender Value in a lump sum.

Signature Guarantees

Signature guarantees are required for withdrawals or surrenders of more than $50,000.

Signature guarantees are relied upon as a means of preventing the perpetuation of fraud in financial transactions, including the disbursement of funds or assets from a victim's account with a financial institution or a provider of financial services. They provide protection to investors by, for example, making it more difficult for a person to take another person's money by forging a signature on a written request for the disbursement of funds.

An investor can obtain a signature guarantee from more than 7,000 financial institutions across the United States and Canada that participate in a Medallion signature guarantee program. The best source of a signature guarantee is a bank, savings and loan association, brokerage firm, or credit union with which you do business. Guarantor firms may, but frequently do not, charge a fee for their services.

A notary public cannot provide a signature guarantee. Notarization will not substitute for a signature guarantee.

Withdrawal Value

The withdrawal value of any surrender or withdrawal request is calculated by adding the values of the Declared Rate Account, Guaranteed Interest Segments and the Indexed Segments (Interim Value or Maturity Value, as applicable). We then apply any applicable Market Value Adjustment, and subtract any applicable withdrawal charge, premium tax, and any required or requested tax withholding. The amount we will pay you if you request a withdrawal depends on whether you request a "gross" withdrawal or a "net" withdrawal. For a "gross" withdrawal, you instruct us to withdraw a specified amount of Contract Value from your Contract and that amount less the Free Withdrawal Amount will be increased or decreased by the application of any applicable MVA, and then reduced by the applicable withdrawal charge and any required or requested tax withholding, if any. You may receive more or less than the amount of Contract Value you instructed us to withdraw. If an MVA applies to the Contract Value withdrawn less the Free Withdrawal Amount and the MVA is positive and increases that amount, the amount of the withdrawal charge you pay will be higher since the withdrawal charge would apply to both the Contract Value withdrawn less the Free Withdrawal Amount and the increase resulting from application of the MVA. Conversely, if the MVA applied to the Contract Value withdrawn less the Free Withdrawal Amount is negative and lowers that amount, the amount of the withdrawal charge you pay will be lower since the withdrawal charge would apply to an amount that is less than the Contract Value withdrawn less the Free Withdrawal Amount.

For a "net" withdrawal, you instruct us to withdraw a specified amount of Contract Value from your Contract and we will pay you that amount less any required or requested tax withholding. We will apply any applicable MVA and then any applicable withdrawal charge against the Contract Value remaining in your Contract after we process the withdrawal. The MVA would be based on the Contract Value Withdrawn less the Free Withdrawal Amount. If the MVA applied to the Contract Value remaining in your Contract is positive and increases that amount, the amount of the withdrawal charge you pay will be higher since the withdrawal charge would apply to both the Contract Value withdrawn less the Free Withdrawal Amount and the increase resulting from application of the MVA. Conversely, if the

MVA applied to the Contract Value remaining in the Contract is negative and lowers that amount, the amount of the withdrawal charge you pay will be lower since the withdrawal charge would apply to an amount less than the Contract Value withdrawn less the Free Withdrawal Amount. See CHARGES AND DEDUCTIONS. For examples of how the MVA can affect the amount you receive for a full surrender or withdrawal requested during the withdrawal charge period, see Appendix A to this Prospectus.

If you make a withdrawal from a Segment or surrender the Contract before the Segment Maturity Date, the Interim Value may be less than the Segment Investment and may be less than the amount you would receive had you held the investment until the Segment Maturity Date. Application of the Interim Value calculation may result in a reduction of the Segment Investment that is significantly larger than the withdrawal amount requested and could result in loss of principal and previously credited interest. In addition, the Interim Value calculation reflects negative Index Performance between the Start Date and the calculation date but does not take into account positive Index Performance.

We will determine the withdrawal value as of the end of the Business Day on during which we receive your request in good order at our Administrative Office. A transaction request will be deemed in good order if the transaction service form is fully and accurately completed and signed by the Owner(s) and received by us at our Administrative Office. A Business Day ends at the close of regular trading on the New York Stock Exchange, which is generally at 4:00 p.m. Eastern Time. We will process any request received at our Administrative Office after the end of a Business Day on the next Business Day.

Surrender and Withdrawal Restrictions

The Owner's right to make surrenders and withdrawals is subject to any restrictions imposed by applicable law or by the Qualified Contract.

In the case of certain Qualified Plans, federal tax law imposes restrictions on the form and manner in which benefits may be paid. For example, spousal consent may be needed in certain instances before a distribution may be made.

Suspension or Delay in Payments

Payments of a withdrawal or surrender of the Contract Value or death benefit are usually made within seven (7) calendar days. However, we may delay such payment of a withdrawal or surrender of the Contract Value or death benefit if a reference Index is not published or your Purchase Payment check has not cleared your bank.

We may delay payment of a withdrawal or surrender for up to six months where permitted.

DEATH BENEFIT

If any Owner dies before the Annuity Date and while the Contract is in force, we will pay a death benefit, less any applicable premium tax, to the Beneficiary. The death benefit terminates on the Annuity Date.

We calculate the death benefit as of the date we receive proof of death. The death benefit is the greater of (A) or (B), as described below.

(A)  The Declared Rate Account value plus the Segment Value(s) of all the Guaranteed Interest Segments plus the Segment Investment(s) of all the Indexed Segments (does not include Interim Value); or

(B)  The Contract Value plus the Market Value Adjustment, but only if the Market Value Adjustment increases the death benefit.

Only one death benefit is payable under this Contract, even though the Contract may, in some circumstances, continue beyond an Owner's death.

We will determine the death benefit as of the end of the Business Day on which we receive at our Administrative Office Due Proof of Death of the Owner, either by certified death certificate or by judicial order from a court of competent jurisdiction or similar tribunal. If we receive Due Proof of Death after the end of the Business Day, we will determine the death benefit on the next Business Day.

If any Owner is not a natural person, the death of the Annuitant is treated as the death of an Owner.

The death benefit provisions of the Contract will be interpreted to comply with the requirements of Section 72(s) of the Code. We reserve the right to endorse the Contract, as necessary, to conform with regulatory requirements. We will send you a copy of any endorsement containing such Contract modifications. In the case of certain Qualified Contracts, Treasury Department regulations prescribe certain limitations on the designation of a Beneficiary. The following discussion generally applies to Qualified Contracts and non-Qualified Contracts, except where noted otherwise. In that regard, the post-death distribution requirements for Qualified Contracts and non-Qualified Contracts are similar, but there are some significant differences. For a discussion of the post-death distribution requirements for Qualified Contracts, see "QUALIFIED RETIREMENT PLANS, Required Minimum Distributions Upon Your Death."

The death benefit provisions of this Contract shall be interpreted to comply with the requirements of Section 72(s) of the Code in the case of a non-Qualified Contract, and Section 401(a)(9) of the Code in the case of a Qualified Contract. We reserve the right to endorse the Contract, as necessary, to conform with regulatory requirements. We will send you a copy of any endorsement containing such Contact modifications.

Payment of the Death Benefit

The Beneficiary may take the death benefit in one sum immediately, in which event the Contract will terminate. If the death benefit is not taken in one sum immediately, the death benefit will become the new Contract Value as of the end of the Business Day on which we receive Due Proof of Death of the Owner, and the entire interest in the Contract will be transferred to the Declared Rate Account and must be distributed under one of the following options:

(1)  The entire interest must be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, with distributions beginning within one year of the Owner's death and subject to certain further limits in the case of a Qualified Contract; or,

(2)  The entire interest must be distributed within (i) 5 years of the Owner's death if the Contract is a Non-Qualified Contract or, in some cases, a Qualified Contract, or (ii) within 10 years of the Owner's death if the Contract is a Qualified Contract and the 5-year requirement does not apply under applicable federal tax rules.

If no option is elected, we will distribute the entire interest within 5 years of the Owner's death in the case of a Non-Qualified Contract or, if applicable tax rules permit, within 10 years of the Owner's death in the case of a Qualified Contract. The tax rules for Qualified Contracts differ in some material respects from the tax rules for Non-Qualified Contracts, including by limiting the types of beneficiaries who can elect option (1) above and the circumstances in which a 5-year or 10-year distribution requirement will apply. See "QUALIFIED RETIREMENT PLANS, Temporary Rules under the CARES Act and Required Minimum Distributions Upon Your Death."

If there is more than one Beneficiary, the foregoing provisions apply to each Beneficiary individually.

Continuation of the Contract by a Surviving Spouse

In the case of non-Qualified Contracts and Contracts that are individual retirement annuities within the meaning of Code Section 408(b), if the deceased Owner's spouse is the sole Beneficiary, the surviving spouse may elect, in lieu of receiving a death benefit, to continue the Contract and become the new Owner. This election is only available, however, if the deceased Owner's spouse's 86th birthday is after the Issue Date.

If the surviving spouse elects to continue the Contract, no death benefit is paid at that time and the Contract continues in force from the claim date with the surviving spouse as the new Owner. The surviving spouse may select a new Beneficiary to whom the death benefit will be paid upon the surviving spouse's death. At that time, the Beneficiary may take the death benefit in a lump sum immediately or may elect to have it distributed by one of the two options described in the "Payment of the Death Benefit" section, above.

A Contract may be continued by a surviving spouse only once. This benefit will not be available to any subsequent surviving spouse under the continued Contract.

The rights of a Beneficiary under an annuity contract depend in part upon whether the Beneficiary is recognized as a "spouse" under federal tax law. A Beneficiary who is recognized as a spouse is treated more favorably than a Beneficiary who is not a spouse for federal tax purposes. Specifically, a Beneficiary who is the spouse of the deceased Owner may continue the Contract and become the new Owner, as described above. In contrast, a Beneficiary who is not recognized as a spouse of the deceased Owner generally must surrender the Contract within 5 or 10 years of the Owner's death, or take distributions from the Contract over the Beneficiary's life or life expectancy, beginning within one year of the deceased Owner's death, with the applicable rules different depending on whether the Contract is a Non-Qualified Contract or a Qualified Contract.

U.S. Treasury Department regulations provide that for federal tax purposes, the term "spouse" does not include individuals (whether of the opposite sex or the same sex) who have entered into a registered domestic partnership, civil union, or other similar formal relationship that is not denominated as a marriage under the laws of the state where the relationship was entered into, regardless of domicile. As a result, if a Beneficiary of a deceased Owner and the Owner were parties to such a relationship, the Beneficiary will be required by federal tax law to take distributions from the Contract in the manner applicable to non-spouse Beneficiaries and will not be able to continue the Contract.

If you have questions concerning your status as a spouse for federal tax purposes and how that status might affect your rights under the Contract, you should consult your legal adviser.

Escheatment of Death Benefit

Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of 3 to 5 years from the Contract's Annuity Date or date the death benefit is due and payable. For example, if the payment of a death benefit has been triggered, but, if after a thorough search, we are still unable to locate the beneficiary of the death benefit, or the beneficiary does not come forward to claim the death benefit in a timely manner, the death benefit will be paid to the abandoned property division or unclaimed property office of the state in which the beneficiary or the Owner last resided, as shown on our books and records, or to our state of domicile. Once the death benefit has been paid or "escheated" to the state, however, your designated beneficiary may submit a claim to the state for payment of those funds. The state is obligated to pay the death benefit (without interest) if your beneficiary steps forward to claim the death benefit with the proper documentation. To prevent such escheatment, it is important that you update your beneficiary designations, including addresses, if and as they change. Such updates should be communicated in writing, by telephone, or other approved electronic means to our Administrative Office.

CHARGES AND DEDUCTIONS

Market Value Adjustment

During the first six (6) Contract Years (the withdrawal charge period), we will apply a "market value adjustment" or "MVA" to any withdrawal or surrender that exceeds the Free Withdrawal Amount. The MVA is based, in part, on the change in market interest rates between the Issue Date and the withdrawal date. We use MVA Rates to measure this change. Application of the MVA to a withdrawal or surrender request that exceeds the Free Withdrawal Amount could reduce the Contract Value or Surrender Value, as applicable to less than the amount protected by the Floor(s). We will only apply the MVA to the death benefit if it would increase the amount of the death benefit. We will not apply the MVA to amounts applied to an Annuity Option on the Annuity Date.

An MVA Rate is a proprietary measure of market interest rates. We use them in the MVA formula, below.

An MVA Rate is identified on each Business Day during the withdrawal charge period. It is the sum of the prior Business Day's closing values of:

a)  the Constant Maturity Treasury Rate for a duration equal to the Contract's withdrawal charge period; plus,

b)  Barclay's US Long Credit Option Adjusted Spread ("OAS").

The Constant Maturity Treasury Rate is the yield on actively traded U.S. Treasury securities based on their time to maturity, as obtained by the Federal Reserve Bank of New York. The Barclay's US Long Credit Option Adjusted Spread is a measure of the average difference between the yield of USD-denominated corporate bonds and U.S. Treasury issues for a similar duration.

Market Value Adjustment Formula

We use the MVA formula in determining the MVA. During the withdrawal charge period, the MVA is an amount by which we adjust either (1) the amount you will receive from a withdrawal or surrender, or (2) the Contract Value remaining in your Contract after we process the withdrawal. For an explanation on how we calculate a "gross" withdrawals and "net" withdrawals, see "Withdrawal Value" in the "ACCESSING YOUR MONEY" section.

Market Value Adjustment = ( I — C ) x ( N/12 ), where

I = the initial MVA Rate (the MVA Rate on the Issue Date)

C = the current MVA Rate as of the withdrawal date

N = the number of complete months remaining in the withdrawal charge period

The result of the MVA formula is a percentage (negative, positive, or zero). That percentage is multiplied by the amount the requested withdrawal or surrender exceeds the available Free Withdrawal Amount to determine the dollar amount of the MVA. Therefore, a negative result from the MVA formula decreases the amount you will receive from a withdrawal or surrender or decreases the Contract Value remaining in your Contract from a withdrawal. Conversely, a positive result from the MVA formula increases the amount you will receive from a withdrawal or surrender or increases the Contract Value remaining in your Contract from a withdrawal. If the MVA is $0, it has no effect on the amount you will receive from a withdrawal or surrender or the Contract Value remaining in your Contract from a withdrawal.

In general, if the Constant Maturity Treasury Rate and Barclay's US Long Credit Option Adjusted Spread ("OAS") have increased as of the withdrawal date over their levels on the Issue Date, the MVA will be negative and will decrease the amount you receive from a withdrawal or surrender or the Contract Value remaining in your Contract from a withdrawal. Similarly, if the Constant Maturity Treasury Rate and OAS have decreased as of the withdrawal date from their levels on the Issue Date, the MVA will be positive and will increase the amount you receive from a withdrawal or surrender or the Contract Value remaining in your Contract from a withdrawal.

For examples of how the MVA can affect the amount you receive for a full surrender or withdrawal requested during the withdrawal charge period, see Appendix A to this Prospectus.

Discontinuation of or Substantial Change Elements Used to Determine the MVA Rates: If the Constant Maturity Treasury Rates or Barclay's US Long Credit OAS are no longer available to us, or if the manner in which they are determined is substantially changed, we will substitute equivalent rates or indices, subject to prior approval by the insurance regulatory authority of the state in which this Contract is delivered. We will send you an endorsement describing the substitution prior to the date it becomes effective.

Withdrawal Charge

We do not deduct any charge for sales expenses from Purchase Payments at the time you make them. However, within certain time limits described below, we deduct a withdrawal charge when you make a surrender or withdrawal before the Annuity Date during the withdrawal charge period. We do not apply the withdrawal charge to the payment of a death benefit or when we apply your Contract Value to an Annuity Option.

Determining the Withdrawal Charge

For surrenders and withdrawals made in the first six (6) Contract Years, we calculate the withdrawal charge in the following manner:

1.  We deduct any available Free Withdrawal Amount from the requested withdrawal amount or surrender;

2.  We deduct any withdrawal amount in excess of the Free Withdrawal Amount from the Declared Rate Account; and

3.  If there are insufficient funds in the Declared Rate Account to satisfy your withdrawal request, we will deduct all or a portion of the remaining amount of the withdrawal according to your instructions, or if you did not provide us with instructions, then from your Contract Value in the Guaranteed Interest Segments. If your Contract Value in the Declared Rate Account and Guaranteed Interest Segments is not sufficient to pay the withdrawal request, we will deduct the balance from your Contract Value in the Indexed Segments. See "How Withdrawals are Taken from Your Contract Value."

We multiply the sum of amounts in 2. and 3. above by the applicable withdrawal charge percentage identified in the table below to determine the amount of the withdrawal charge. The withdrawal charge is assessed after we apply the MVA. A positive result from the MVA formula increases the amount of the withdrawal charge and a negative result from the MVA formula decreases the amount of the withdrawal charge. If the MVA is $0, it has no effect on the amount of the withdrawal charge.

Number of Full Years Elapsed Between the Contract Issue Date and the Date of Withdrawal		Withdrawal Charge Percentage
0		9%
1		8%
2		7%
3		6%
4		5%
5		4%
6	+	0%

Effect of a Withdrawal During the Withdrawal Charge Period

The amount you receive from a withdrawal is the amount requested, minus any required or requested tax withholding and, if a net withdrawal is requested, minus the withdrawal charge and MVA. During the withdrawal charge period, we will adjust the Contract Value or the amount you receive from a withdrawal depending upon the result of the Market Value Adjustment formula and then assess the withdrawal charge. A negative result from the Market Value Adjustment formula reduces the amount you receive or your Contract Value, while a positive result from the Market Value Adjustment formula increases the amount you receive or your Contract Value. During the withdrawal charge period, application of the Market Value Adjustment to a withdrawal request or a surrender that exceeds the Free Withdrawal Amount could reduce the amount you receive or, for a withdrawal request, reduce your Contract Value to less than the amount protected by any applicable Floor(s).

The amount we will pay you if you request a withdrawal depends on whether you request a "gross" withdrawal or a "net" withdrawal. For an explanation on how we calculate a "gross" withdrawals and "net" withdrawals, see "Withdrawal Value" in the "ACCESSING YOUR MONEY" section. For examples of how the MVA can affect the amount you receive for a full surrender or withdrawal requested during the withdrawal charge period, see Appendix A to this Prospectus. For an explanation on how we calculate Interim Value, see "Interim Value of an Indexed Segment".

The amount we deduct for withdrawals requested during the withdrawal charge period may be significantly greater than the amount you request and/or receive.

For an example of how we calculate the amount you receive or your remaining Contract Value when you make a withdrawal or surrender your Contract during a Segment, see Appendix A to this Prospectus.

Waiver of Withdrawal Charge and Market Value Adjustment

Terminal Condition and Nursing Facility Confinement

We will waive any applicable withdrawal charge and MVA if, at any time after the first Contract Year:

(1)  you or your spouse are first diagnosed as having a terminal illness by a physician who is not related to you or the Annuitant; or,

(2)  you or your spouse enter, for a period of at least ninety (90) days, a facility which is both

(a)  licensed by the state or operated pursuant to state law; and

(b)  qualified as a skilled nursing home facility under Medicare or Medicaid.

The term "terminal illness" means that you or your spouse are diagnosed as having a non-correctable medical condition that, with a reasonable degree of medical certainty, will result in you or your spouse's death in 12 months or less. A "physician" is a medical doctor licensed by a state's Board of Medical Examiners, or similar authority in the United States, acting within the scope of his or her license. You must submit written proof satisfactory to us of a terminal illness or nursing home confinement. We reserve the right to require an examination by a physician of our choice at our expense.

Once we have granted the waiver of withdrawal charge and MVA, no withdrawal charge or MVA will apply to the Contract in the future. If any Owner is not an individual, this waiver of withdrawal charge and MVA provision will apply to the Annuitant or the Annuitant's spouse. For a period of one year after any change of ownership involving a natural person, we will not waive the withdrawal charge or MVA under this provision.

The waiver of withdrawal charge and MVA for terminal illness or nursing facility confinement may not be available in all states and may not be available with new contracts in the future. Please check with your financial advisor to determine availability.

Unemployment

We will waive any applicable withdrawal charge and MVA if, at any time after the Issue Date, you or your spouse meet the following conditions when you request a withdrawal ("unemployment conditions"):

(1)  you or your spouse were employed full-time on the Issue Date;

(2)  have been unemployed for at least 60 consecutive calendar days prior to claiming the waiver; and

(3)  remain unemployed on the date the withdrawal is requested.

Once we have granted the waiver of withdrawal charge and MVA, no withdrawal charge or MVA will apply to the Contract in the future as long as the unemployment conditions described above continue, unless you submit and we accept a Purchase Payment and apply it to the Contract.

If this occurs, you may request a subsequent waiver, provided the unemployment conditions are met at the time you submit your withdrawal request.

If any Owner is not an individual, this waiver of withdrawal charge and MVA provision will apply to the Annuitant or the Annuitant's spouse. For a period of one year after any change of ownership involving a natural person, we will not waive the withdrawal charge or MVA under this provision.

Waiver of Withdrawal Charge

We may decrease or waive the withdrawal charge on Contracts issued to a trustee, employer or similar entity pursuant to a retirement plan or when sales are made in a similar arrangement where offering the Contracts to a group of individuals under such a program lowers our sales expenses. We determine the amount of any decrease or waiver of the withdrawal charge based on our cost savings.

We also will waive withdrawal charge for Contracts issued to employees and registered representatives of any member of the selling group, or to officers, directors, trustees or bona-fide full time employees of Protective Life or their affiliated companies (based upon the Owner's status at the time the Contract is purchased). In either case, no marketing expenses or sales commissions are associated with such Contracts.

Premium Taxes

Some states impose premium taxes at rates currently ranging up to 3.5%. If premium taxes apply to your Contract, we will deduct them from the Purchase Payment(s) when accepted or from the Contract Value upon a withdrawal or surrender, death or amounts applied to an Annuity Option.

Other Information

We sell the Contracts through registered representatives of broker-dealers. These registered representatives are also appointed and licensed as insurance agents of Protective Life. We pay commissions and other compensation to the broker-dealers for selling the Contracts. You do not directly pay the commissions and other compensation, we do. We intend to recover commissions and other compensation, marketing, administrative and other expenses and costs of Contract benefits through the fees and charges imposed under the Contracts as well as any amounts we earn on investments. See "Distribution of the Contracts" for more information about payments we make to the broker-dealers.

ANNUITY PAYMENTS

Annuity Date

On the Issue Date, the Annuity Date is the oldest Owner's or Annuitant's 95th birthday. You may elect a different Annuity Date, provided that it is no later than the oldest Owner's or Annuitant's 95th birthday (the "Maximum Annuity Date"). You may not choose an Annuity Date that is earlier than (1) your first Contract Anniversary or (2) before the Maturity Date of any of your active Segments. Distributions from Qualified Contracts may be required before the Annuity Date.

Changing the Annuity Date

The Owner may change the Annuity Date by Written Notice. The new Annuity Date must be at least 30 days after the date we receive the written request and no later than the oldest Owner's or Annuitant's 95th birthday. You may not choose a new Annuity Date that is earlier than (1) your first Contract Anniversary or (2) before the Maturity Date of any of your active Segments.

PayStream Plus® Annuitization Benefit

(not available in New Hampshire or Utah)

If your Annuity Date is on or after your 10th Contract Anniversary and you select Annuity Option B (life income with or without a certain period) with a certain period of at least 10 years, the amount annuitized will be your Contract Value on the Annuity Date plus 2% of the Contract Value on that date, less any applicable premium tax.

Annuity Income Payments

On the Annuity Date, we will apply the Contract Value to the Annuity Option you have selected to determine your annuity income payment.

Annuity Options

You may select an Annuity Option, or change your selection by Written Notice that Protective Life receives no later than 30 days before the Annuity Date. You may not change your selection of an Annuity Option less than 30 days before the Annuity Date. We will send you a notice in advance of your Annuity Date which asks you to select your Annuity Option. Your choice of Annuity Options may be limited depending on your use of the Contract. If you have not selected an Annuity Option within 30 days of the Annuity Date, we will apply your Contract Value to Option B — Life Income with Payments for a 10 Year Certain Period.

Generally, you may select from among the Annuity Options described below. However, certain Annuity Options and/or certain period durations may not be available, depending on the age of the Annuitant and whether your Contract is a Qualified Contract that is subject to limitations under the Required Minimum Distribution rules of Section 401(a)(9) of the Code. In addition, once annuity payments start under an Annuity Option, it may be necessary to modify those payments following the Annuitant's death in order to comply with the Required Minimum Distribution rules, if your Contract is a Qualified Contract. For a discussion of the post-death distribution requirements for Qualified Contracts, see "QUALIFIED RETIREMENT PLANS, Required Minimum Distributions Upon Your Death."

Option A — Payments For a Certain Period:

We will make payments for the period you select. No certain period may be shorter than 10 years or longer than 30 years, without our consent. Payments under this Annuity Option do not depend on the life of an Annuitant.

Option B — Life Income With Or Without A Certain Period:

Payments are based on the life of the named Annuitant(s). If you elect to include a certain period, we will make payments for the lifetime of the Annuitant(s), with payments guaranteed for the certain period you select. No certain period may be longer than 30 years without our consent. Payments stop at the end of the selected certain period or when the Annuitant(s) dies, whichever is later. We reserve the right to demand proof that the Annuitant(s) is living prior to making any payment under Option B. If no certain period is selected, no payments will be made after the death of the Annuitant(s), no matter how few or how many payments have been made. This means the Payee will receive no annuity payments if the Annuitant(s) dies before the first scheduled payment, will receive only one payment if death occurs before the second scheduled payment, and so on. However, if no certain period is selected and the Annuitant dies within one month of the Annuity Date but before the first income payment has been made, we will terminate this Contract and immediately pay the Beneficiary the amount applied to the Annuity Option in a lump sum.

Additional Option:

You may use the Contract Value to purchase any annuity contract that we offer on the date you elect this option.

When selecting an Annuity Option, you should bear in mind that the amount of each payment for a certain period compared to the amount of each payment for life (either with or without a certain period) depends on the length of the certain period chosen and the life expectancy of the Annuitant(s). The longer the life expectancy, the lower the payments. Generally, the shorter the certain period chosen, the higher the payments. You also should consider that, assuming Annuitants with the same life expectancy, choosing Option B — Life Income Without a Certain Period will result in larger annuity payments than Option B — Life Income with a Certain Period (although the Payee will receive more payments under Option B — Life Income with a Certain Period if the Annuitant dies before the end of the certain period). You should consult your financial advisor to discuss which Annuity Option would be most appropriate for your circumstances.

At this time Protective does not allow a "partial annuitization," i.e., we do not allow you to apply a portion of your Contract Value to an annuity option while maintaining the remaining Contract Value available for withdrawals or a surrender. However, in the future we may allow a partial annuitization subject to our then applicable rules and procedures.

Minimum Amounts

If at any time your annuity income payments are less than $20, we reserve the right to change the frequency to an interval that will result in a payment at least equal to the minimum.

Death of Annuitant or Owner After Annuity Date

In the event of the death of any Owner on or after the Annuity Date, the Beneficiary will become the new Owner. If any Owner or Annuitant dies on or after the Annuity Date and before all benefits under the Annuity Option you selected have been paid, we generally will pay any remaining portion of such benefits at least as rapidly as under the Annuity Option in effect when the Owner or Annuitant died. However, in the case of a Qualified Contract, the Required Minimum Distribution rules of Code Section 401(a)(9) may require any remaining portion of such benefits to be paid more rapidly than originally scheduled. In that regard. it is important to understand that in the case of a Qualified Contract, once annuity payments start under an Annuity Option it may be necessary to modify those payments following the Annuitant's death in order to comply with the Required Minimum Distribution rules. See "QUALIFIED RETIREMENT PLANS, Requires Minimum Distributions Upon Your Death." After the death of the Annuitant, any remaining payments shall be payable to the Beneficiary unless you specified otherwise before the Annuitant's death.

FEDERAL TAX MATTERS

Introduction

The following discussion of the federal income tax treatment of the Contracts is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the Contracts is unclear in certain circumstances, and a qualified tax adviser should always be consulted with regard to the application of law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

This discussion does not address federal estate, gift, or generation skipping transfer taxes, or any state or local tax consequences associated with the purchase of the Contracts. In addition, the Company makes no guarantee regarding any tax treatment — federal, state or local — of any Contract or of any transaction involving a Contract.

Temporary Rules under CARES Act

On March 27, 2020, Congress passed and the President signed into law the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act"). Among other provisions, the CARES Act includes temporary relief from certain tax rules applicable to IRAs and qualified plans. This relief generally only applied during 2020. These changes are discussed below under "Qualified Retirement Plans." The CARES Act does not change the tax rules applicable to nonqualified contracts.

Protective's Tax Status

Protective is taxed as a life insurance company under the Code. The assets underlying the Contracts will be owned by Protective, and the income derived from such assets will be includible in Protective's income for federal income tax purposes.

TAXATION OF ANNUITIES IN GENERAL

Tax Deferral During Accumulation Period

Under existing provisions of the Code (and except as described below), the Contracts should be treated as annuities and any increase in an Owner's Contract Value is generally not taxable to the Owner or Annuitant until received, either in the form of annuity payments as contemplated by the Contracts, or in some other form of distribution.

As a general rule, Contracts held by "non-natural persons" such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The income on such Contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Owner during the taxable year. There are several exceptions to this general rule for Contracts held by non-natural persons. First, Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the Contract as an agent for a natural person.

In addition, exceptions to the general rule for non-natural Contract owners will apply with respect to (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent, (2) Contracts issued in connection with certain Qualified Plans, (3) Contracts purchased by employers upon the termination of certain Qualified Plans, (4) certain Contracts used in connection with structured settlement agreements, and (5) Contracts purchased with a single premium when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

If the Contract's Annuity Date occurs (or is scheduled to occur) at a time when the Annuitant has reached an advanced age, e.g., past age 95, it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, any increases in the Contract Value could be currently includable in the Owner's income.

The remainder of this discussion assumes that the Contract will constitute an annuity for federal tax purposes.

Taxation of Withdrawals and Surrenders

In the case of withdrawal, amounts received generally are includible in income to the extent the Owner's Contract Value before the withdrawal exceeds his or her "investment in the contract" (defined below). All amounts includible in income with respect to the Contract are taxed as ordinary income. No amounts are taxed at the special lower rates applicable to long-term capital gains and corporation dividends. In the case of a surrender, amounts received are includible in income to the extent they exceed the "investment in the contract." For these purposes the "investment in the contract" at any time equals the premiums paid under the Contract (to the extent such premium payments were neither deductible when made nor excludable from income as, for example, in the case of certain contributions to Qualified Contracts) less any amounts previously received from the Contract which were not includible in income.

Other than in the case of Qualified Contracts (which generally cannot be assigned or pledged), any assignment or pledge of (or agreement to assign or pledge) any portion of the Contract Value is treated as a withdrawal of such amount or portion. If the entire Contract Value is assigned or pledged, subsequent increases in the Contract Value are also treated as withdrawals for as long as the assignment or pledge remains in place. The investment in the contract is increased by the amount included in income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Contract without adequate consideration to a person other than the Owner's spouse (or to a former spouse incident to divorce), the Owner will be taxed on the difference between the "cash surrender value" and the investment in the contract at the time of transfer. In such case, the transferee's investment in the contract will be increased to reflect the increase in the transferor's income. The exceptions for transfers to the Owner's spouse (or to a former spouse) are limited to individuals that are treated as spouses under federal law.

There is some uncertainty regarding the treatment of the Market Value Adjustment for purposes of determining the amount includible in income as a result of any withdrawal, assignment or pledge or transfer without adequate consideration. Congress has given the Internal Revenue Service ("IRS") regulatory authority to address this uncertainty. However, as of the date of this Prospectus, the IRS has not issued any regulations addressing these determinations. At this time, the Company plans to determine for tax reporting purposes the amount includible in income as a result of any withdrawal, assignment or pledge or transfer without adequate consideration without regard to the Market Value Adjustment. The IRS could disagree with this treatment with the result that, depending on the circumstance, the Owner could have either more or less income than reported by the Company.

Withdrawals, surrenders and amounts includible in income as a result of an assignment, pledge, or transfer without adequate consideration may be subject to a 10% penalty tax. (See "Penalty Tax on Premature Distributions.") Withdrawals and surrenders may be subject to federal income tax withholding. (See "Federal Income Tax Withholding.")

Taxation of Annuity Payments

Normally, the portion of each annuity income payment equal to the excess of the payment over the excludable amount is the taxable amount. The excludable amount is the amount determined by multiplying (1) the payment by (2) the ratio of the investment in the contract, adjusted for any period certain or refund feature, to the total expected value of annuity payments for the term of the Contract (determined under Treasury Department regulations) which take into account the Annuitant's life expectancy and the form of annuity benefit selected.

Once the total amount of the investment in the contract is excluded using this ratio, annuity income payments will be fully taxable. If annuity income payments cease because of the death of the Annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction.

There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to one another within the meaning of federal law. A tax advisor should be consulted in these situations.

Annuity income payments may be subject to a 10% penalty tax. (See "Penalty Tax on Premature Distributions.") Annuity income payments also may be subject to federal income tax withholding. (See "Federal Income Tax Withholding.")

Taxation of Death Benefit Proceeds

Prior to the Annuity Date, amounts may be distributed from a Contract because of the death of an Owner or, in certain circumstances, the death of the Annuitant. Such Death Benefit proceeds are includible in income as follows:

(1)  if distributed in a lump sum, they are taxed in the same manner as a surrender, as described above, or

(2)  if distributed under an Annuity Option, they are taxed in the same manner as annuity payments, as described above.

After the Annuity Date, if a guaranteed period exists under a life income Annuity Option and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income as follows:

(1)  if received in a lump sum, they are includible in income to the extent that they exceed the unrecovered investment in the contract at that time, or

(2)  if distributed in accordance with the existing Annuity Option selected, they are fully excludable from income until the remaining investment in the contract is deemed to be recovered, and all annuity income payments thereafter are fully includible in income.

Proceeds payable on death may be subject to federal income tax withholding. (See "Federal Income Tax Withholding".)

Penalty Tax on Premature Distributions

Where a Contract has not been issued in connection with a Qualified Plan, there generally is a 10% penalty tax on the taxable amount of any payment from the Contract (e.g., withdrawals, surrenders, annuity income payments, death benefits, assignments, pledges, and gratuitous transfers) that is includible in income unless the payment is:

(a)  received on or after the Owner reaches age 59 1/2;

(b)  attributable to the Owner becoming disabled (as defined in the tax law);

(c)  made on or after the death of the Owner or, if an Owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law);

(d)  made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and a designated beneficiary (as defined in the tax law); or

(e)  made under a Contract purchased with a single premium when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Certain other exceptions to the 10% penalty tax not described herein may also apply. (Similar rules, described below, generally apply in the case of Qualified Contracts.)

Aggregation of Contracts

In certain circumstances, the IRS may determine the amount of an annuity income payment, a withdrawal, or a surrender from a Contract that is includible in income by combining some or all of the annuity contracts owned by an individual that were not issued in connection with a Qualified Plan. For example, if a person purchases a Contract offered by this Prospectus and also purchases at approximately the same time an immediate annuity issued by Protective or its affiliates, the IRS may treat the two contracts as one contract. In addition, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals and surrenders prior to the Annuity Date) is includible in income. The effects of such aggregation are not always clear; however, it could affect the amount of a withdrawal, a surrender, or an annuity income payment that is taxable and the amount which might be subject to the 10% penalty tax described above.

Exchanges of Annuity Contracts

We may issue the Contract in exchange for all or part of another annuity contract that you own. Such an exchange will be tax free if certain requirements are satisfied. If you exchange all of another annuity contract and the exchange is tax free, your investment in the contract immediately after the exchange will generally be the same as that of the annuity contract exchanged, increased by any additional Purchase Payment made as part of the exchange. If you exchange part of another annuity contract and the exchange is tax free, your investment in the contract immediately after the exchange will generally be increased by a pro-rata portion of the investment in the contract exchanged. In either case, your Contract Value immediately after the exchange may exceed your investment in the contract. That excess may be includible in income should amounts subsequently be withdrawn or distributed from the Contract (e.g., as withdrawal, surrender, annuity income payment, or death benefit).

If you exchange part of an existing contract for the Contract, and within 180 days of the exchange you receive a payment other than certain annuity payments (e.g., you make a withdrawal) from either contract, the exchange may not be treated as a tax free exchange. Rather, some or all of the amount exchanged into the Contract could be includible in your income and subject to a 10% penalty tax.

You should consult your tax advisor in connection with an exchange of all or part of an annuity contract for the Contract, especially if you may make a withdrawal from either contract within 180 days after the exchange.

Medicare Hospital Insurance Tax on Certain Distributions

A Medicare hospital insurance tax of 3.8% will apply to some types of investment income. This tax will apply to all taxable distributions from non-Qualified Contracts. This tax only applies to taxpayers with "modified adjusted gross income" above $250,000 in the case of married couples filing jointly or a qualifying widow(er) with dependent child, $125,000 in the case of married couples filing separately, and $200,000 for all others. For more information regarding this tax and whether it may apply to you, please consult your tax advisor.

Loss of Interest Deduction Where Contracts Are Held by or for the Benefit of Certain Non-natural Persons

In the case of Contracts issued after June 8, 1997 to a non-natural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, that entity's general interest deduction under the Code may be limited. More specifically, a portion of its otherwise deductible interest may not be deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the Contract. However, this interest deduction disallowance does not affect Contracts where the income on such Contracts is treated as ordinary income that the Owner received or accrued during the taxable year. Entities that are considering purchasing the Contract, or entities that will be Beneficiaries under a Contract, should consult a tax advisor.

QUALIFIED RETIREMENT PLANS

In General

The Contracts are also offered for use in connection with certain types of retirement plans which receive favorable treatment under the Code. Those who are considering the purchase of a Contract for use in connection with a Qualified Plan should consider, in evaluating the suitability of the Contract, that the Contract requires a Purchase Payment of at least $25,000 and that no Purchase Payments may be made after the first year. Many Qualified Plans provide the same type of tax deferral as provided by the Contract. The Contract, however, provides benefits and features not provided by such retirement plans and employee benefit plans alone. Numerous special tax rules apply to participants in Qualified Plans and to Contracts used in connection with Qualified Plans. Therefore, no attempt is made in this prospectus to provide more than general information about the use of the Contracts with the various types of Qualified Plans. State income tax rules applicable to Qualified Plans and Qualified Contracts often differ from federal income rules, and this prospectus does not describe any of these differences. Those who intend to use the Contract in connection with Qualified Plans should seek competent advice.

The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan itself. For example, both the amount of the contribution that may be made, and the tax deduction or exclusion that you and/or your employee may claim for such contribution, are limited under Qualified Plans and vary with the type of plan. Also, in the case of withdrawals, surrenders, and annuity income payments under Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable.

Temporary Rules under the CARES Act

As noted above, on March 27, 2020, Congress passed and the President signed into law the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act"), which includes temporary relief during 2020 from certain of the tax rules applicable to IRAs and qualified plans. The scope and availability of this temporary relief may vary depending on a number of factors, including (1) the type of plan or IRA with which the contract is used, (2) whether a plan sponsor implements a particular type of relief, (3) your specific circumstances, and (4) future guidance issued by the Internal

Revenue Service and the Department of Labor. You should consult with a tax and/or legal adviser to determine if relief is available to you before taking or failing to take any actions involving your IRA or other Qualified Contract.

Required Minimum Distributions. The CARES Act waived the requirement to take minimum distributions from IRAs and defined contribution plans in 2020. The waiver applies to any minimum distribution due from such arrangements in 2020, including minimum distributions with respect to the 2019 tax year that were due in 2020.

This relief applies both to lifetime and post-death minimum distributions due in 2020. In that regard, the CARES Act also provides that if the post-death 5-year rule described below under "Required Distributions upon Your Death, Prior law" applies, the 5-year period is determined without regard to calendar year 2020. It is unclear whether this special exception extends to the 10-year period also described below under "Required Distributions upon Your Death, The new law."

Distributions. The CARES Act provides relief for coronavirus-related distributions made from an "eligible retirement plan" (defined below) to a "qualified individual" (also defined below). The relief —

•  Permitted in-service distributions, even if such amounts are not otherwise distributable from the plan under sections 401(k), 403(b), or 457 of the Code;

•  Provided an exception to the 10% additional tax under section 72(t) of the Code;

•  Exempted the distribution from the mandatory 20% withholding applicable to eligible rollover distributions;

•  Permitted an IRA owner or employee to include income attributable to the distribution over the three-year period beginning with the year the distribution would otherwise be taxable unless they elect out; and

•  Permits recontribution of the distribution to an eligible retirement plan within three years, in which case the recontribution is generally treated as a direct trustee to trustee transfer within 60 days of the distribution.

The distribution must come from, and any recontribution must be made to, an "eligible retirement plan" within the meaning of section 402(c)(8)(B) of the Code, i.e., an IRA, 401(a) plan, 403(a) plan, 403(b) plan, or governmental 457(b) plan, including Roth arrangements. The relief is limited to aggregate distributions of $100,000. The relief applies to such distributions made at any time during the 2020 calendar year.

Plan Loans. The CARES Act provides the following relief with respect to plan loans taken by any "qualified individual" (as defined below) —

•  For loans made during the 180-day period beginning March 27, 2020, the maximum loan amount under the Code was increased from $50,000 or 50% of the vested account balance to $100,000 or 100% of the vested account balance.

•  The due date under the Code for any repayment on a loan that otherwise was due between March 27, 2020 and December 31, 2020, was delayed for one year.

Individuals Eligible for Withdrawal and Loan Relief. Only a "qualified individual" is eligible for the withdrawal and loan relief provided under the CARES Act. A "qualified individual" is an individual in one of the following categories:

•  The individual is diagnosed with the virus SARS-CoV-2 or with coronavirus disease 2019 (COVID-19) by a test approved by the Centers for Disease Control and Prevention;

•  The individual's spouse or dependent is diagnosed with such virus or disease; or

•  The individual experiences adverse financial consequences as a result of being quarantined, being furloughed or laid off or having work hours reduced due to such virus or disease, being unable to work due to lack of child care due to such virus or disease, closing or reducing hours of a business owned or operated by the individual due to such virus or disease, or other factors as determined by Internal Revenue Service.

The CARES Act provides that the administrator of an eligible retirement plan may rely on an employee's certification that the employee is a qualified individual as defined above.

Required Minimum Distributions In General

In the case of Qualified Contracts, special tax rules apply to the time at which distributions must commence and the form in which the distributions must be paid. For example, the length of any fixed period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code. Due to the presence of a Market Value Adjustment there may be in some circumstances uncertainty as to the amount of required minimum distributions. Failure to comply with minimum distribution requirements applicable to Qualified Plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan. Distributions of minimum amounts (as specified in the tax law) must commence from Qualified Plans by the "required beginning date." In the case of Individual Retirement Accounts or Annuities (IRAs), this generally means April 1 of the calendar year following the calendar year in which the Owner attains age 72 (or age 70 1/2 for Owners born before July 1, 1949). In the case of certain other Qualified Plans, distributions of such minimum amounts generally must commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires. The death benefit under the Contract, the PayStream Plus Annuitization Benefit, the Waiver of Withdrawal Charge and Market Value Adjustment for Unemployment, and the Waiver of Withdrawal Charge and Market Value Adjustment for Terminal Condition or Nursing Facility Confinement may increase the minimum required distribution that must be taken from the Contract.

Required Minimum Distributions Upon Your Death

Upon your death under an IRA, Roth IRA, or other employer sponsored defined contribution plan, any remaining interest must be distributed in accordance with federal income tax requirements under Section 401(a)(9) of the Code. The death benefit provisions of your Qualified Contract shall be interpreted to comply with those requirements. The post-death distribution requirements were amended, applicable generally with respect to deaths occurring after 2019, by the Setting Every Community Up for Retirement Enhancement Act (SECURE Act), which was part of the larger Further Consolidated Appropriations Act, 2020. The post-death distribution requirements under prior law continue to apply in certain circumstances.

•  Prior law. Under prior law, if an employee under an employer sponsored plan or the owner of an IRA dies prior to the required beginning date, the remaining interest must be distributed (1) within 5 years after the death (the "5-year rule"), or (2) over the life of the designated beneficiary, or over a period not extending beyond the life expectancy of the designated beneficiary, provided that such distributions commence within one year after death (the "lifetime payout rule"). If the employee or IRA owner dies on or after the required beginning date (including after the date distributions have commenced in the form of an annuity), the remaining interest must be distributed at least as rapidly as under the method of distribution being used as of the date of death (the "at-least-as-rapidly rule").

•  The new law. Under the new law, if you die after 2019, and you have a designated beneficiary, any remaining interest must be distributed within 10 years after your death, unless the designated beneficiary is an "eligible designated beneficiary" ("EDB") or some other exception applies. A designated beneficiary is any individual designated as a beneficiary by the employee or IRA owner. An EDB is any designated beneficiary who is (1) your surviving spouse, (2) your minor child, (3) disabled, (4) chronically ill, or (5) an individual not more than 10 years younger than you. An individual's status as an EDB is determined on the date of your death.

This 10-year post-death distribution period applies regardless of whether you die before your required beginning date or you die on or after that date (including after distributions have commenced in the form of an annuity). However, if the beneficiary is an EDB and the EDB dies before the entire interest is distributed under this 10-year rule, the remaining interest must be distributed within 10 years after the EDB's death.

Instead of taking distributions under the new 10-year rule, an EDB can stretch distributions over life, or over a period not extending beyond life expectancy, provided that such distributions commence within one year of your death, subject to certain special rules. In particular, if the EDB dies before the remaining interest is distributed under this stretch rule, the remaining interest must be distributed within 10 years after the EDB's death (regardless of whether the remaining distribution period under the stretch rule was more or less than 10 years). In addition, if your minor child is an EDB, the child will cease to be an EDB on the date the child reaches the age of majority, and any remaining interest must be distributed within 10 years after that date (regardless of whether the remaining distribution period under the stretch rule was more or less than 10 years).

If your beneficiary is not an individual, such as a charity, your estate, or in some cases a trust, any remaining interest after your death generally must be distributed under prior law in accordance with the 5-year rule or the at-least-as-rapidly rule, as applicable (but not the lifetime payout rule). However, if your beneficiary is a trust and all the beneficiaries of the trust are individuals, the new law may apply pursuant to special rules that treat the beneficiaries of the trust as designated beneficiaries, including special rules allowing a beneficiary of a trust who is disabled or chronically ill to stretch the distribution of their interest over their life or life expectancy in some cases. You may wish to consult a professional tax advisor about the federal income tax consequences of your beneficiary designations, particularly if a trust is involved.

More generally, the new law applies if you die after 2019, subject to several exceptions. In particular, if you are an employee under a governmental plan, such as a governmental 457(b) plan, the new law applies to your interest in that plan only if you die after 2021. In addition, if your plan is maintained pursuant to one or more collective bargaining agreements, the new law generally applies to your interest in that plan only if you die after 2021 (unless the collective bargaining agreements terminate earlier).

In addition, the new post-death distribution requirements generally do not apply if the employee or IRA owner died prior to January 1, 2020. However, if the designated beneficiary of the deceased employee or IRA owner dies after January 1, 2020, any remaining interest must be distributed within 10 years of the designated beneficiary's death. Hence, this 10-year rule generally will apply to (1) a contract issued prior to 2020 which continues to be held by a designated beneficiary of an employee or IRA owner who died prior to 2020, and (2) an inherited IRA issued after 2019 to the designated beneficiary of an employee or IRA owner who died prior to 2020.

It is important to note that under prior law, annuity payments that commenced under a method that satisfied the distribution requirements while the employee or IRA owner was alive could continue to be made under that method after the death of the employee or IRA owner. Under the new law, however, if you commence taking distributions in the form of an annuity that can continue after your death, such as in the form of a joint and survivor annuity or an annuity with a guaranteed period of more than 10 years, any distributions after your death that are scheduled to be made beyond the applicable distribution period imposed under the new law might need to be accelerated at the end of that period (or otherwise modified after your death if permitted under federal tax law and by Protective Life) in order to comply with the new post-death distribution requirements.

As a general matter, however, the new post-death distribution requirements do not apply if annuity payments that comply with prior law commenced prior to December 20, 2019. Also, even if annuity payments have not commenced prior to December 20, 2019, the new requirements generally do not apply to annuity contracts purchased prior to that date, if you have made an irrevocable election before that date as to the method and amount of the annuity.

•  Spousal continuation. Under the new law, as under prior law, if your beneficiary is your spouse, your surviving spouse can delay the application of the post-death distribution requirements until after your surviving spouse's death by transferring the remaining interest tax-free to your surviving spouse's own IRA, or by treating your IRA as your surviving spouse's own IRA.

The post-death distribution requirements are complex and unclear in numerous respects. The Internal Revenue Service and U.S. Department of the Treasury have issued very little guidance on the new law. In addition, the manner in which these requirements will apply will depend on your particular facts and circumstances. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

Additional Tax on Premature Distributions

There may be 10% additional tax on the taxable amount of payments from Qualified Contracts. There are exceptions to this additional tax which vary depending on the type of Qualified Plan. In the case of an IRA, exceptions provide that the additional tax does not apply to a payment:

(a)  received on or after the Owner reaches age 59 1/2;

(b)  received on or after the Owner's death or because of the Owner's disability (as defined in the tax law); or

(c)  made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or for the joint lives (or joint life expectancies) of the Owner and the Owner's designated beneficiary (as defined in the tax law).

These exceptions generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under sections 401 and 403, exception "c" above for substantially equal periodic payments applies only if the Owner has separated from service). In addition, the additional tax does not apply to certain distributions from IRAs which are used for qualified first time home purchases for qualified higher education expenses, or in the case of a qualified birth or adoption. Special conditions must be met for these three exceptions to the additional tax. Those wishing to take a distribution from an IRA for these purposes should consult their tax advisor. Certain other exceptions to the 10% penalty tax not described herein also may apply.

Other Considerations

When issued in connection with a Qualified Plan, we will amend a Contract as generally necessary to conform to the requirements of the plan. However, Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, the Company shall not be bound by terms and conditions of Qualified Plans to the extent such terms and conditions contradict the Contract, unless the Company consents.

Following are brief descriptions of various types of Qualified Plans in connection with which the Company will generally issue a Contract.

Individual Retirement Accounts and Annuities

Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an IRA. If you use this Contract in connection with an IRA, the Owner and Annuitant generally must be the same individual and generally may not be changed. IRAs are subject to limits on the amounts that may be contributed and deducted, on the persons who may be eligible, and on the time when distributions may commence. Also, subject to the direct rollover and mandatory withholding requirements (discussed below), distributions from certain Qualified Plans may be "rolled over" on a tax-deferred basis into an IRA.

Special rules apply to conversions from IRAs to Roth IRAs, and recharacterizations from one type of IRA to another type of IRA. A tax advisor should be consulted in these situations.

The Contract may not, however, be used in connection with a "Coverdell Education Savings Account" (formerly known as an "Education IRA") under Section 530 of the Code, a "Simplified Employee Pension" under Section 408(k) of the Code, or as a "SIMPLE IRA" under Section 408(p) of the Code.

Roth IRAs

Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Roth IRAs are generally subject to the same rules as non-Roth IRAs, but differ in several respects. Among the differences is that, although contributions to a Roth IRA are not deductible, "qualified distributions" from a Roth IRA will be excludable from income.

A qualified distribution is a distribution that satisfies two requirements:

•  First, the distribution must be made in a taxable year that is at least five years after the first taxable year for which a contribution was made to any Roth IRA established for the Owner.

•  Second, the distribution must be either:

1)  made after the Owner reaches age 59 1/2;

2)  made after the Owner's death;

3)  attributable to the Owner being disabled; or

4)  a qualified first-time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code.

In addition, distributions from Roth IRAs need not commence during the Owner's lifetime. A Roth IRA may accept a "qualified rollover contribution" from (1) a non-Roth IRA, (2) a "designated Roth account" maintained under a Qualified Plan, and (3) Certain Qualified Plans of eligible individuals. Special rules apply to rollovers to Roth IRAs from Qualified Plans and designated Roth accounts under Qualified Plans. You should seek competent advice before making such a rollover.

A conversion of a traditional IRA to a Roth IRA, and a rollover from any other eligible retirement plan to a Roth IRA, made after December 31, 2017, cannot be recharacterized as having been made to a traditional IRA.

IRA to IRA Rollovers and Transfers

A rollover contribution is a tax-free movement of amounts from one IRA to another within 60 days after you receive the distribution. In particular, a distribution from a non-Roth IRA generally may be rolled over tax-free within 60 days to another non-Roth IRA, and a distribution from a Roth IRA generally may be rolled over tax-free within 60 days to another Roth IRA. A distribution from a Roth IRA may not be rolled over (or transferred) tax-free to a non-Roth IRA.

A rollover from any one of your IRAs (including IRAs you have with another company) to another IRA is allowed only once within a one-year period. This limitation applies on an aggregate basis and applies to all types of your IRAs, meaning that you cannot make an IRA to IRA rollover if you have made such a rollover involving any of your IRAs in the preceding one-year period. For example, a rollover between your Roth IRAs would preclude a separate rollover within the one-year period between your non-Roth IRAs, and vice versa. The one-year period begins on the date that you receive the IRA distribution, not the date it is rolled over into another IRA.

If the IRA distribution does not satisfy the rollover rules, it may be (1) taxable in the year distributed, (2) subject to a 10% tax on early distributions, and (3) treated as a regular contribution to the recipient IRA, which could result in an excess contribution, subject to an additional excise tax.

If you inherit an IRA from your spouse, you generally can roll it over into an IRA established for you, or you can choose to make the inherited IRA your own. If you inherit an IRA from someone other than your spouse, you cannot roll it over, make it your own, or allow it to receive rollover contributions.

A rollover from one IRA to another is different from a direct trustee-to-trustee transfer of your IRA assets from one IRA trustee to another IRA trustee. A "trustee-to-trustee" transfer is not considered a rollover and is not subject to the 60-day rollover requirement or the one rollover per year rule. In addition, a rollover between IRAs is different from a direct rollover from certain Qualified Plans to a non-Roth IRA and a "qualified rollover contribution" to a Roth IRA.

Pension and Profit-SharingPlans

Section 401(a) of the Code permits employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. These types of plans may be subject to rules under Sections 401(a)(11) and 417 of the Code that provide rights to a spouse or former spouse of a participant. In such a case, the participant may need the consent of the spouse or former spouse to change annuity options or to make a withdrawal or surrender of the Contract.

Pension and profit sharing plans are also subject to nondiscrimination rules. The nondiscrimination rules generally require that benefits, rights or features of the plan not discriminate in favor of highly compensated employees. In evaluating whether the Contract is suitable for purchase in connection with such a plan, you should consider the effect of the $25,000 minimum initial Purchase Payment requirement, on the plan's compliance with applicable nondiscrimination requirements. Violation of these rules can cause loss of the plan's tax favored status under the Code. Employers intending to use the Contract in connection with such plans should seek competent advice.

Deferred Compensation Plans of State and Local Governments and Tax-Exempt Organizations

Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-exempt organization under a Section 457 plan will not be treated as an annuity contract for federal income tax purposes. The Contract will be issued in connection with a Section 457 deferred compensation plan sponsored by a state or local government only if the plan has established a trust to hold plan assets, including the Contract.

Direct Rollovers

If your Contract is used in connection with a pension or profit-sharing plan qualified under Section 401(a) of the Code, or is used with an eligible deferred compensation plan that has a government sponsor and that is qualified under Section 457(b) of the Code, any "eligible rollover distribution" from the Contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code, or an eligible Section 457(b) deferred compensation plan that has a government sponsor, excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, or hardship distributions as defined in the tax law).

Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain eligible retirement plans (such as an IRA). Prior to receiving an eligible rollover distribution, you will receive a notice (from the plan administrator or the Company) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct transfer.

FEDERAL INCOME TAX WITHHOLDING

In General

Protective will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a Contract, including amounts that escheat to the state, unless the distributee notifies Protective at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, Protective may be required to withhold tax. The withholding rates applicable to the taxable portion of periodic annuity payments (other than the eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. A 10% withholding rate is applicable to the taxable portion of non-periodic payments (including a surrender or withdrawal prior to the Annuity Date) and conversions of, or rollovers from, non-Roth IRAs and Qualified Plans to Roth IRAs. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As described above, the withholding rate applicable to eligible rollover distributions is 20%.

Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding federal withholding tax consequences to annuity contract purchasers or beneficiaries that are U.S. citizens or residents. Purchasers or beneficiaries that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. Prospective purchasers that are not U.S. citizens or residents are advised to consult with a tax advisor regarding federal tax withholding with respect to the distributions from a Contract.

FATCA Withholding

In order for the Company to comply with income tax withholding and information reporting rules which may apply to annuity contracts, the Company may request documentation of "status" for tax purposes. "Status" for tax purposes generally means whether a person is a "U.S. person" or a foreign person with respect to the United States; whether a person is an individual or an entity; and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If the Company does not have appropriate certification or documentation of a person's status for tax purposes on file, it could affect the rate at which the Company is required to withhold income tax. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act ("FATCA"), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, the Company may be required to report contract values and other information for certain contractholders. For this reason the Company may require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor,type of payee and type of distributee or recipient.

THE COMPANY

The Contracts are issued by Protective Life. Protective Life is a Tennessee corporation and was founded in 1907. Protective Life provides life insurance, annuities, and guaranteed investment contracts. Protective Life is currently licensed to transact life insurance business in 49 states and the District of Columbia. As of December 31, 2020, Protective Life had total assets of approximately $126.5 billion. Protective Life is the principal operating subsidiary of Protective Life Corporation ("PLC"), a U.S. insurance holding company and a wholly-owned subsidiary of The Dai-ichi Life Insurance Company, Limited ("Dai-ichi"). Dai-ichi is a top 20 global life insurance company. Dai-ichi's stock is traded on the Tokyo Stock Exchange. As of December 31, 2020, PLC had total assets of approximately $126.9 billion.

We hold assets in a "non-unitized" separate account we have established under the Tennessee Insurance Law to support our obligations under the Indexed Strategies. We own the assets of the separate account, as well as any favorable investment performance on those assets. As owner of the Contract, you do not participate in the performance of assets held in the separate account and do not have any direct claim on them. The separate account is not registered under the Investment Company Act of 1940. We are obligated to pay all money we owe under the Contract. If the obligation exceeds the assets of the non-unitized separate account, funds will be transferred to the non-unitized separate account from the general account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account.

The assets in this separate account are subject to our general liabilities from business operations and are chargeable with those liabilities. The assets in the separate account are subject to claims by our creditors. It is important to note that there is no guarantee that we will always be able to meet our claims-paying obligations, and that there are risks to purchasing any insurance product. For this reason, you should consider our financial strength and claims-paying ability to meet our obligations under the Contract when purchasing a Contract and making investment decisions under the Contract. We encourage both existing and prospective Contract owners to read and understand our financial Statements. We prepare our financial statements on both a statutory basis, as required by state regulators, and according to accounting principles generally accepted in the United States of America.

Our current plans are to invest separate account assets in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues. We may also invest in interest rate swaps, options and futures. Although the above generally describes our plans for investing the assets supporting our obligations under the Indexed Strategy, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

LEGAL PROCEEDINGS

Advance Trust & Life Escrow Services, LTA, as Securities Intermediary of Life Partners Position Holder Trust v. Protective Life Insurance Company, Case No. 2:18-CV-01290, is a putative class action that was filed on August 13, 2018 in the United States District Court for the Northern District of Alabama. Plaintiff alleges that the Company required policyholders to pay unlawful and excessive cost of insurance charges. Plaintiff seeks to represent all owners of universal life and variable universal life policies issued or administered by the Company or its predecessors that provide that cost of insurance rates are to be determined based on expectations of future mortality experience. The plaintiff seeks class certification, compensatory damages, pre-judgment and post-judgment interest, costs, and other unspecified relief. The Company is vigorously defending this matter and cannot predict the outcome of or reasonably estimate the possible loss or range of loss that might result from this litigation.

To the knowledge and in the opinion of management, there are no other material pending legal proceedings to which the Company or any of its subsidiaries is a party or of which any of our properties is the subject.

CYBER-SECURITY RISKS

Our annuity business is highly dependent upon the effective operation of our computer systems and those of our business partners, so that our business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, denial of service on our website and other operational disruption and unauthorized release of confidential Owner information. Cyber-attacks affecting us, intermediaries and other affiliated or third-party service providers may adversely affect us and your Contract Value. For instance, cyber-attacks may interfere with our processing of Contract transactions, impact our ability to calculate Contract Value, cause the release and possible destruction of confidential Owner or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that we or our service providers will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.

EXPERTS

The consolidated financial statements and schedules of Protective Life Insurance Company and subsidiaries as of December 31, 2020 and 2019, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change in accounting principle due to the adoption of Accounting Standards Codification (ASC) Topic 326, Financial Instruments — Credit Losses.

The business address for KPMG LLP is 420 20th Street North, Suite 1800, Birmingham, Alabama 35203.

The consolidated financial statements and schedules of Protective Life Insurance Company and subsidiaries for the year ended December 31, 2018 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The principal business address of PricewaterhouseCoopers LLP is 569 Brookwood Village Suite 851, Birmingham, Alabama, 35209.

LEGAL MATTERS

Eversheds Sutherand (US) LLP of Washington, D.C. has provided advice on certain matters relating to the applicability of federal securities laws to the Contracts.

REGISTRATION STATEMENT

A Registration Statement has been filed with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, with respect to the Contracts. This Prospectus does not contain all information set forth in the Registration Statement, its amendments and exhibits, to all of which reference is made for further information concerning Protective Life and the Contracts. Statements contained in this Prospectus as to the content of the Contracts and other legal instruments are summaries. For a complete statement of the terms thereof, reference is made to the instruments as filed as exhibits to the Registration Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this Prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this Prospectus. We incorporate by reference Protective Life's Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on March 30, 2021, Quarterly Reports on Form 10-Q for the quarter ended on March 31, 2021 as filed with the SEC on May 14, 2021 and for the quarter ended June 30, 2021 as filed with the SEC on August 13, 2021, and Form 8-K as filed with the SEC on June 23, 2021, in accordance with the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Annual Report contains additional information about Protective Life, including audited financial statements for the latest fiscal year.

REQUESTING DOCUMENTS

You may request a free copy of any or all of the information incorporated by reference into the Prospectus (other than exhibits not specifically incorporated by reference into the text of such documents) including Protective Life's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Please direct any oral or written requests for such documents to: Investor Relations, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202, Telephone (205) 268-3573, Fax (205) 268-5547. You may also access a copy of Protective Life's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K or request a printed copy through the Internet by visiting Protective Life's website http://www.protective.com/investor-relations/annual-reports-proxy-statements.aspx. Information contained on Protective Life's website is not incorporated by reference into this Prospectus and does not constitute a part of this Prospectus.

PUBLIC INFORMATION

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000310826. The SEC maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

You can also review and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, NE., Washington D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

GENERAL MATTERS

Reliability of Communications System

The internet and telephone systems may not always be available. Any computer or telephone system, whether it is yours, your service providers', your registered representative's, or ours, can experience unscheduled outages or slowdowns for a variety of reasons. Such outages or delays may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience problems, you can make your transaction request by writing to us.

Suspension of Contracts

If mandated under applicable law, we may be required to reject a Purchase Payment. We also may be required to provide additional information about your account to government regulators or law enforcement authorities. In addition, we may be required to block an Owner's account and thereby refuse to process any request for transfers, withdrawals, surrenders, or death benefits until instructions are received from the appropriate regulator or law enforcement authorities.

Error in Age or Gender

When a benefit of the Contract is contingent upon any person's age or gender, we may require proof of such. We may suspend payments until we receive proof. When we receive satisfactory proof, we will make the payments which were due during the period of suspension. Where the use of unisex mortality rates is required, we will not determine or adjust benefits based upon gender.

If after we receive proof of age and gender (where applicable), we determine that the information you furnished was not correct, we will adjust any benefit under this Contract to that which would be payable based upon the correct information. If we have underpaid a benefit because of the error, we will make up the underpayment in a lump sum. If the error resulted in an overpayment, we will deduct the amount of the overpayment from any current or future payment due under the Contract. We will deduct up to the full amount of any current or future payment until the overpayment has been fully repaid. Underpayments and overpayments will bear interest at an annual effective interest rate of 3% when permitted by the state of issue.

Incontestability

We will not contest the Contract.

Non-Participation

The Contract is not eligible for dividends and will not participate in Protective Life's surplus or profits.

Assignment or Transfer of a Contract

You have the right to assign or transfer a Contract if it is permitted by law. Generally, you do not have the right to assign or transfer a Qualified Contract. We do not assume responsibility for any assignment or transfer. Any claim made under an assignment or transfer is subject to proof of the nature and extent of the assignee's or transferee's interest before we make a payment. Assignments and transfers have federal income tax consequences. An assignment or transfer may result in the Owner recognizing taxable income. (See "Taxation of Annuities in General, Assignments, Pledges and Gratuitous Transfers" in the prospectus.)

Notice

All instructions and requests to change or assign the Contract must be in writing in a form acceptable to us, signed by the Owner(s), and received at our Administrative Office. The instruction, change or assignment will relate back to and take effect on the date it was signed, except we will not be responsible for following any instruction or making any change or assignment before we receive it.

Modification

No one is authorized to modify or waive any term or provision of this Contract unless we agree to the modification or waiver in writing and it is signed by our President, Vice-President or Secretary. We reserve the right to change or modify the provisions of this Contract to conform to any applicable laws, rules or regulations issued by a government agency, or to assure continued qualification of the Contract as an annuity contract under the Code. We will send you a copy of the endorsement that modifies the Contract, and where required we will obtain all necessary approvals, including that of the Owner(s).

Reports

At least annually prior to the Annuity Date, we will send to you at the address contained in our records a report showing the current Contract Value and any other information required by law.

Settlement

Benefits due under this Contract are payable from our Administrative Office. You may apply the settlement proceeds to any payout option we offer for such payments at the time you make the election. Unless directed otherwise in writing, we will make payments according to the Owner's instructions as contained in our records at the time we make the payment. We shall be discharged from all liability for payment to the extent of any payments we make.

Receipt of Payment

If any Owner, Annuitant, Beneficiary or Payee is incapable of giving a valid receipt for any payment, we may make such payment to whomever has legally assumed his or her care and principal support. Any such payment shall fully discharge us to the extent of that payment.

Protection of Proceeds

To the extent permitted by law and except as provided by an assignment, no benefits payable under this Contract will be subject to the claims of creditors.

Minimum Values

The values available under the Contract are at least equal to the minimum values required in the state where the Contract is delivered.

Application of Law

The provisions of the Contract are to be interpreted in accordance with the laws of the state where the Contract is delivered, with the Code and with applicable regulations.

No Default

The Contract will not be in default if subsequent Purchase Payments are not made.

DISTRIBUTION OF THE CONTRACTS

Distribution

We have entered into an agreement (the "Agreement") with Investment Distributors, Inc. ("IDI") under which IDI has agreed to distribute the Contracts on a "best efforts" basis. Under the agreement, IDI serves as principal underwriter (as defined under Federal securities laws and regulations) for the Contracts. Also under the Agreement, Protective Life agreed to indemnify IDI and its officers, directors, employees and agents, for certain losses and claims that result from an untrue statement of material fact or an omission of a material fact in the registration statement for the Contracts filed under the Securities Act of 1933 or in this prospectus or any document filed under the securities laws of a State in order to qualify the Contracts for sale in the State and for losses and claims that result from a material breach of the Agreement. IDI is a Tennessee corporation and was established in 1993. IDI, a wholly-owned subsidiary of PLC, is an affiliate of and shares the same address as Protective. IDI is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the Financial Industry Regulatory Authority ("FINRA").

IDI, together with Protective, enters into distribution agreements with other broker-dealers, including ProEquities, Inc., an affiliate of Protective Life and IDI, (collectively, "Selling Broker-Dealers") for the sale of the Contracts. Registered representatives of the Selling Broker-Dealers sell the Contracts directly to individuals and groups who have established accounts with them. Registered representatives of the Selling Broker-Dealers must be licensed as insurance agents by applicable state insurance authorities and appointed as agents of Protective in order to sell the Contracts. IDI may also offer the Contracts directly to members of certain other eligible groups or other eligible individuals.

We pay commissions and may pay additional asset-based compensation to Selling Broker-Dealers through IDI. IDI does not retain any commission payment or other amounts as principal underwriter for the Contracts. We may pay some or all of IDI's operating and other expenses, however.

We offer the Contract on a continuous basis. While we anticipate continuing to offer the Contracts, we reserve the right to discontinue the offering at any time.

Selling Broker-Dealers

We pay commissions and may provide some form of non-cash compensation to all Selling Broker-Dealers in connection with the promotion and sale of the Contracts. A portion of any payments made to Selling Broker-Dealers may be passed on to their registered representatives in accordance with their internal compensation programs. We may use any of our corporate assets to pay commissions and other costs of distributing the Contracts, including any profit from the fees and charges imposed under the Contracts. Commissions and other incentives or payments described below are not charged directly to Contract owners. We intend to recoup commissions and other sales expenses through fees and charges deducted under the Contracts or from our general account.

Compensation Paid to All Selling Broker-Dealers. We pay commissions as a percentage of each Purchase Payment. While the amount and timing of commissions may vary depending on the distribution agreement, we do not expect them to exceed 8% of any Purchase Payment. In the normal course of business, we may also provide non-cash compensation in connection with the promotion of the Contracts, including conferences and seminars (including travel, lodging, and meals in connection therewith), and items of relatively small value, such as promotional gifts, meals, or tickets to sporting or entertainment events.

The registered representative who sells you the Contract typically receives a portion of the compensation we pay to his or her Selling Broker-Dealer, depending on the agreement between the Selling Broker-Dealer and your registered representative and the Selling Broker-Dealer's internal compensation program. These programs may include other types of cash and non-cash compensation and other benefits. If you would like information about what your registered representative and the Selling Broker-Dealer for whom he or she works may receive in connection with your purchase of a Contract, please ask your registered representative.

Additional Compensation Paid to Selected Selling Broker-Dealers. In addition to ordinary commissions and non-cash compensation, we may pay additional asset-based compensation to selected Selling Broker-Dealers. These payments are made through IDI. These payments may be (1) additional amounts as a percentage of Annuity Deposits we receive under the Contracts and other contracts we sell, such as our variable insurance products, (2) additional "trail" commissions, which are periodic payments as a percentage of the Contract Values of the Contracts and of the Contract and policy values or variable contract values of our variable insurance products; and/or (3) marketing allowances as a percentage of fixed annuity assets under management relating to the Contracts. Some or all of these additional asset-based compensation payments may be conditioned upon the Selling Broker-Dealer producing a specified amount of new Annuity Deposits (including Purchase Payments and/or premiums for our variable insurance products) and/or maintaining a specified amount of Contract Value (including contract and policy value for our variable insurance products) with us.

The Selling Broker-Dealers to whom we pay additional asset-based compensation may provide preferential treatment with respect to our products (including the Contracts) in their marketing programs. Preferential treatment of our products by a Selling Broker-Dealer may include any or all of the following: (1) enhanced marketing of our products over non-preferred products; (2) increased access to the Selling Broker-Dealer's registered representatives; and (3) payment of higher compensation to registered representatives for selling our products (including the Contracts) than for selling non-preferred products.

These additional asset-based compensation arrangements are not offered to all Selling Broker-Dealers. These arrangements are designed to specially encourage the sale of our products (and/or our affiliates' products) by such Selling Broker-Dealers. The prospect of receiving, or the receipt of, additional asset-based compensation may provide Selling Broker-Dealers and/or their registered representatives with an incentive to favor sales of our Contracts over other market value adjusted annuities or other investments (as well as favoring our variable insurance products over other variable insurance products) with respect to which a Selling Broker-Dealer does not receive additional compensation, or receives lower levels of additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the Contracts. If you would like information about what your registered representative and the Selling Broker-Dealer for whom he or she works may receive in connection with your purchase of a Contract, please ask your registered representative.

We may also pay to selected Selling Broker-Dealers, including those listed above as well as others, additional compensation in the form of (1) payments for participation in meetings and conferences that include presentations about our products (including the Contracts), and (2) payments to help defray the costs of sales conferences and educational seminars for the Selling Broker-Dealers' registered representatives.

Arrangements with Affiliated Selling Broker-Dealer. In addition to the ordinary commissions and non-cash compensation that we pay to all Selling Broker-Dealers, including ProEquities, Inc., we or our parent company, PLC, pay some of the operating and other expenses of ProEquities, Inc., such as paid-in-capital and certain overhead expenses. Additionally, employees of ProEquities, Inc. may be eligible to participate in various employee benefit plans offered by PLC.

Inquiries

You may make inquiries regarding a Contract by writing to Protective Life at its Administrative Office.

CEFLI

Protective Life Insurance Company is a member of The Compliance & Ethics Forum for Life Insurers ("CEFLI"), and as such may include the CEFLI logo and information about CEFLI membership in its advertisements. Companies that belong to CEFLI subscribe to a set of ethical standards covering the various aspects of sales and service for individually sold life insurance and annuities.

FINANCIAL STATEMENTS

The audited consolidated balance sheets for Protective Life as of December 31, 2020 and 2019 and the related consolidated statements of income, comprehensive income (loss), shareowner's equity and cash flows for each of the years in the three-year period ended December 31, 2020 as well as the Reports of Independent Registered Public Accounting Firms are contained in Protective Life's Annual Report on Form 10-K.

We do not file periodic reports required under the 1934 Act in reliance on the exemption provided by Rule 12h-7.

Appendix A

The following examples illustrate how the MVA, withdrawal charge, and Interim Value can affect the amount you receive for a full surrender or withdrawal requested during the withdrawal charge period. During the withdrawal charge period and before the Segment Maturity Date, application of the MVA to a withdrawal request or a surrender that exceeds the Free Withdrawal Amount could reduce the Contract Value to less than the protection provided by any applicable Floor(s), as shown below.

Full Surrender Example:

Segment Investment:	$100,000
Cap:	12%
Floor:	-10%
Participation Rate:	100%
Index Performance (on date we calculate withdrawal):	-15%
Interim Value (Contract Value):	$90,000	($100,000 x (1 + greater of Index Performance,-15%, and Floor, -10%))
Months Remaining in Withdrawal Charge Period:	75
Initial MVA Rate:	5%
Withdrawal Charge:	9%

Scenario 1: Negative MVA

The current MVA rate as of the withdrawal date is 6%, resulting in an MVA of -6.25%. When the Contract is surrendered, the Surrender Value of your Contract is $78,250. In this scenario, the Surrender Value is lower than the amount protected by the -10% Floor ($90,000).

		Formula
Free Withdrawal Amount =	$10,000	(10% x $100,000)
Interim Value – Free Withdrawal Amount =	$80,000	($90,000 – $10,000)
Market Value Adjustment (%) =	-6.25%	(5% – 6%) x (75 / 12)
Market Value Adjustment ($) =	-$5,000	($80,000 x -6.25%)
Withdrawal Charge =	$6,750	($80,000 – $5,000) x 9%
Amount Received =	$78,250	($90,000 – $5,000 – $6,750)

Scenario 2: Positive MVA

The current MVA rate as of the withdrawal date is 4%, resulting in an MVA of 6.25%. When the Contract is surrendered, the Surrender Value of the Contract is $87,350. In this scenario, the Surrender Value is lower than the amount protected by the -10% Floor ($90,000).

		Formula
Free Withdrawal Amount =	$10,000	(10% x $100,000)
Interim Value – Free Withdrawal Amount =	$80,000	($90,000 – $10,000)
Market Value Adjustment (%) =	6.25%	(5% – 4%) x (75 / 12)
Market Value Adjustment ($) =	$5,000	($80,000 x 6.25%)
Withdrawal Charge =	$7,650	($80,000 + $5,000) x 9%
Amount Received =	$87,350	($90,000 + $5,000 – $7,650)

Withdrawal Example:

Segment Investment:	$100,000
Cap:	12%
Floor:	-10%
Participation Rate:	100%
Months Remaining in Withdrawal Charge Period:	75
Initial MVA Rate:	5%
Current MVA Rate:	6%
Market Value Adjustment (%):	-6.25%
Withdrawal Charge:	9%

Scenario 1: Negative Index Performance

You request a withdrawal of $20,000. To satisfy this withdrawal request, we must deduct $21,722 from your Contract.

		Formula
Total Gross Withdrawal Amount =	$21,722
Free Withdrawal Amount =	$10,000	(10% x $100,000)
Excess Withdrawal =	$11,722	($21,722 – $10,000)
Market Value Adjustment ($) =	-$733	($11,722 x -6.25%)
Withdrawal Charge =	$989	($11,722 – $733) x 9%
Amount Received =	$20,000	($21,722 – $733 – $989)

The total withdrawal amount reduces your Contract value dollar-for-dollar and reduces your Segment Investment on a pro-rata basis by the same proportion that the withdrawal reduces the Interim Value, as demonstrated below. The resulting deduction to the Segment Investment in this example is $24,135.

		Formula
Index Performance (on date we calculate withdrawal) =	-15%
Interim Value =	$90,000	($100,000 x (1 + greater of Index Performance, -15%, and Floor, -10%))
Proportion that the withdrawal reduces the Contract Value =	-24.1%	(-$21,722 / $90,000)
Reduction to Segment Investment due to withdrawal =	-$24,135	($100,000 x -24.1%)
Remaining Segment Investment after withdrawal =	$75,865	($100,000 – $24,135)
Remaining Contract Value after withdrawal =	$68,278	($75,865 x (1 + greater of Index Performance, -15%, and Floor, -10%))

The remaining Segment Investment is used to determine the Segment Return Amount and Segment Maturity Value at the end of the Term.

		Formula
Index Performance at Maturity Date =	-7%
Segment Investment =	$75,865
Segment Return Amount =	-$5,311	($75,865 x (greater of Index Performance, -7%, and Floor, -10%, subject to 12% Cap))
Segment Maturity Value =	$70,554	($75,865 – $5,311)

Scenario 2: Positive Index Performance followed by Negative Index Performance with Two Withdrawals

You first request a withdrawal of $20,000. To satisfy this withdrawal request, we must deduct $21,722 from your Contract. This calculation is the same as Scenario 1.

Withdrawal 1		Formula
Total Gross Withdrawal Amount =	$21,722
Free Withdrawal Amount =	$10,000	(10% x $100,000)
Excess Withdrawal =	$11,722	($21,722 – $10,000)
Market Value Adjustment ($) =	-$733	($11,722 x -6.25%)
Withdrawal Charge =	$989	($11,722 – $733) x 9%
Amount Received =	$20,000	($21,722 – $733 – $989)

Because the Index Performance is positive, the Interim Value is the same as the Segment Investment. Thus, both the Interim Value and the Segment Value are reduced by the same amount, which is $21,722.

Withdrawal 1		Formula
Index Performance (on date we calculate 1st withdrawal) =	8%
Interim Value =	$100,000	($100,000 x (1 + lesser of Index Performance, 8%, and 0%))
Proportion that the withdrawal reduces the Contract Value =	-21.7%	(-$21,722 / $100,000)
Reduction to Segment Investment due to withdrawal =	-$21,722	($100,000 x -21.7%)
Remaining Segment Investment after withdrawal =	$78,278	($100,000 – $21,722)
Remaining Contract Value after withdrawal =	$78,278	($78,278 x (1 + lesser of Index Performance, 8%, and 0%))

One month later, in the same Contract Year, you then request another withdrawal of $20,000. To satisfy this withdrawal request, we must deduct $23,443 from your Contract. This calculation is slightly different than above, since the Free Withdrawal Amount of $10,000 has been exhausted.

Withdrawal 2		Formula
Total Gross Withdrawal Amount =	$23,443
Market Value Adjustment ($) =	-$1,465	($23,443 x -6.25%)
Withdrawal Charge =	$1,978	($23,443 – $1465) x 9%
Amount Received =	$20,000	($23,443 – $1,465 – $1,978)

The total withdrawal amount reduces your Contract Value dollar-for-dollar and reduces your Segment Investment on a pro-rata basis by the same proportion that the withdrawal reduces the Interim Value, as demonstrated below. The resulting deduction to the Segment Investment in this example is $25,519.

		Formula
Index Performance (on date we calculate 2nd withdrawal) =	-8%
Interim Value =	$72,016	($78,278 x (1 + greater of Index Performance,-8%, and Floor, -10%))
Proportion that the withdrawal reduces the Contract Value =	-32.6%	(-$23,443 / $72,016)
Reduction to Segment Investment due to withdrawal =	-$25,519	($78,278 x -32.6%)
Remaining Segment Investment after withdrawal =	$52,759	($78,278 – $25,519)
Remaining Contract Value after withdrawal =	$48,538	($52,759 x (1 + greater of Index Performance,-8%, and Floor, -10%))

The remaining Segment Investment is used to determine the Segment Return Amount and Segment Maturity Value at the end of the Term.

		Formula
Index Performance at Maturity Date =	-4%
Segment Investment =	$52,759
Segment Return Amount =	-$2,110	($52,759 x (greater of Index Performance, -4%, and Floor, -10%, subject to 12% Cap))
Segment Maturity Value =	$50,649	($52,759 – $2,110)

APPENDIX B
EXAMPLE OF INDEX SUBSTITUTION

The following example demonstrates how we would determine your Segment Return Amount on the Maturity Date of a Segment when there has been an Index substitution. This example assumes a Segment with a $100,000 Segment Investment into a S&P 500 Index / -10% Floor Strategy with a Cap of 12% and Participation Rate of 100%.

Initial Segment Investment:

Segment Investment	$100,000
Term	1-Year
Index	S&P 500 Index
Initial S&P 500 Index Level	1,000
Floor	-10%
Cap	12%
Participation Rate	100%

Assume the MSCI EAFE Index is substituted for the S&P 500 Index during the Term of the Segment above.

S&P 500 Index Performance at the Date of Substitution:

Index	S&P 500 Index
Initial S&P 500 Index Level	1,000
S&P 500 Index Level at Date of Substitution	900
Index Performance	-10%

MSCI EAFE Index Performance for the Remainder of the Segment Term:

Index	MSCI EAFE Index
MSCI EAFE Index Level at Date of Substitution	2,000
MSCI EAFE Index Level at Maturity Date	2,400
Index Performance	20%

Calculation of Segment Return Amount and Maturity Value:

S&P 500 Index Performance	-10%
MSCI EAFE Index Performance	20%
Combined Index Performance[1]	8%
Segment Return Amount[2]	$8,000
Maturity Value	$108,000

1  The Combined Index Performance is calculated as follows:(1 + 1st Index Performance) x (1 + 2nd Index Performance) – 1 = (1 + -10%) x (1 + 20%) – 1 = 8%

2  Because the Combined Index Performance is positive, the Segment Return Amount is calculated as follows: (Segment Investment) x (lesser of Cap or (combined Index Performance x Participation Rate)) = $100,000 x (lesser of Cap or (combined Index Performance x 100%)) = $8,000

B-1

Appendix C
INDEX PUBLISHERS

Protective Life uses the Index under license from the Indices' respective publishers. The following information about the Indices is included in this prospectus in accordance with Protective Life's license agreements with the publishers of the Indices:

S&P 500® Index Information

The "S&P 500 Index" is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates ("SPDJI"), and has been licensed for use by Protective Life. Standard & Poor's® and S&P® are registered trademarks of Standard & Poor's Financial Services LLC, a division of S&P Global ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"). It is not possible to invest directly in an index. Protective Market Defender is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the Protective Market Defender or any member of the public regarding the advisability of investing in securities generally or in Protective Market Defender particularly or the ability of the S&P 500 Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices only relationship to Protective Life with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Protective Life or the Protective Market Defender. S&P Dow Jones Indices have no obligation to take the needs of Protective Life or the owners of Protective Market Defender into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Protective Market Defender or the timing of the issuance or sale of Protective Market Defender or in the determination or calculation of the equation by which Protective Market Defender is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of Protective Market Defender. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY PROTECTIVE LIFE, OWNERS OF THE PROTECTIVE MARKET DEFENDER, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PROTECTIVE LIFE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

MSCI EAFE Index Information

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY PROTECTIVE LIFE. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A

PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Appendix D
STATE CONTRACT AVAILABILITY AND
VARIATIONS OF CERTAIN FEATURES

The following chart describes the material variations of certain features and/or benefits of the Contract in the states where the Contract has been approved as of the date of this Prospectus. Please consult your financial advisor for more information about availability in your state.

STATE	FEATURE	VARIATION
Alaska	Declared Rate Account	The minimum guaranteed interest rate for the Declared Rate Account is 1.20%.
	Strategies	The minimum guaranteed interest rate for the Guaranteed Interest Strategy is 1.20%.
		The Index, Floor and minimum Participation Rate and Cap for each Indexed Strategy that we currently offer are identified in the chart below.
		INDEXED STRATEGIES
		Index	Floor	Minimum Participation Rate	Minimum Cap
		S&P 500	- 5%	100%	5%
		S&P 500	- 10%	100%	5%
		S&P 500	- 20%	100%	5%
		MSCI EAFE	- 5%	100%	5%
		MSCI EAFE	- 10%	100%	5%
		MSCI EAFE	- 20%	100%	5%
	Market Value Adjustment	We will not apply a Market Value Adjustment when you withdraw all or a portion of your Contract Value during the withdrawal charge period.
	Withdrawals and Surrenders	Withdrawals and surrenders during the withdrawal charge period that exceed the Free Withdrawal Amount are subject to a withdrawal charge but not a Market Value Adjustment.
		During the withdrawal charge period, we calculate the withdrawal charge by multiplying the amount that exceeds the Free Withdrawal Amount by the applicable withdrawal charge.
Death Benefit	The death benefit is equal to the sum of (A) + (B) + (C), where:
(A) is the Declared Rate Account value,
(B) is the Segment Value(s) of all the Guaranteed Interest Segments, and
		(C) is the Segment Investment(s) of all the Indexed Segments (not subject to an Interim Value calculation).

STATE	FEATURE	VARIATION
Arizona	Right to Cancel

You may cancel this Contract for any reason by returning it to our administrative office, or to the agent who sold it to you, with a written request for cancellation. The Contract's return and the cancellation request must be made within 10 days of your receipt of the Contract; or within 30 days of receipt if either: the Contract is issued in replacement of an existing contract; or, any Owner or Annuitant is 65 years of age or older on the date of application.

Idaho	Right to Cancel	You may cancel this Contract within 20 days after you receive it by returning it to our administrative office, or to the agent who sold it to you, with a written request for cancellation.
Minnesota	Declared Rate Account	The minimum guaranteed interest rate for the Declared Rate Account is 1.20%.
	Strategies	The minimum guaranteed interest rate for the Guaranteed Interest Strategy is 1.20%.
		The Index, Floor and minimum Participation Rate and Cap for each Indexed Strategy that we currently offer are identified in the chart below.
		INDEXED STRATEGIES
		Index	Floor	Minimum Participation Rate	Minimum Cap
		S&P 500	- 5%	100%	5%
		S&P 500	- 10%	100%	5%
		S&P 500	- 20%	100%	5%
		MSCI EAFE	- 5%	100%	5%
		MSCI EAFE	- 10%	100%	5%
		MSCI EAFE	- 20%	100%	5%
	Market Value Adjustment	We will not apply a Market Value Adjustment when you withdraw all or a portion of your Contract Value during the withdrawal charge period.
	Withdrawals and Surrenders	Withdrawals and surrenders during the withdrawal charge period that exceed the Free Withdrawal Amount are subject to a withdrawal charge but not a Market Value Adjustment.
		During the withdrawal charge period, we calculate the withdrawal charge by multiplying the amount that exceeds the Free Withdrawal Amount by the applicable withdrawal charge.
Death Benefit	The death benefit is equal to the sum of (A) + (B) + (C), where:
(A) is the Declared Rate Account value,
(B) is the Segment Value(s) of all the Guaranteed Interest Segments, and
		(C) is the Segment Investment(s) of all the Indexed Segments (not subject to an Interim Value calculation).

STATE	FEATURE	VARIATION
New Jersey	Declared Rate Account	The minimum guaranteed interest rate for the Declared Rate Account is 1.20%.
	Strategies	The minimum guaranteed interest rate for the Guaranteed Interest Strategy is 1.20%.
		The Index, Floor and minimum Participation Rate and Cap for each Indexed Strategy that we currently offer are identified in the chart below.
		INDEXED STRATEGIES
		Index	Floor	Minimum Participation Rate	Minimum Cap
		S&P 500	- 5%	100%	5%
		S&P 500	- 10%	100%	5%
		S&P 500	- 20%	100%	5%
		MSCI EAFE	- 5%	100%	5%
		MSCI EAFE	- 10%	100%	5%
		MSCI EAFE	- 20%	100%	5%
	Market Value Adjustment	We will not apply a Market Value Adjustment when you withdraw all or a portion of your Contract Value during the withdrawal charge period.
	Withdrawals and Surrenders	Withdrawals and surrenders during the withdrawal charge period that exceed the Free Withdrawal Amount are subject to a withdrawal charge but not a Market Value Adjustment.
		During the withdrawal charge period, we calculate the withdrawal charge by multiplying the amount that exceeds the Free Withdrawal Amount by the applicable withdrawal charge.
Death Benefit	The death benefit is equal to the sum of (A) + (B) + (C), where:
(A) is the Declared Rate Account value,
(B) is the Segment Value(s) of all the Guaranteed Interest Segments, and
		(C) is the Segment Investment(s) of all the Indexed Segments (not subject to an Interim Value calculation).
North Dakota	Right to Cancel	You may cancel this Contract within 20 days after you receive it by returning it to our administrative office, or to the agent who sold it to you, with a written request for cancellation.
Texas	Right to Cancel

You may cancel this Contract within 20 days after you receive it (within 30 days after you receive it if the Contract is issued in replacement of an existing contract) by returning it to our Administrative Office, or to the agent who sold it to you, with a written request for cancellation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.*

The expenses of the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$0
Printing and engraving	50,000
Accounting fees and expenses	15,000
Legal fees and expenses	15,000
Miscellaneous	0
TOTAL EXPENSES	$80,000

*  Estimated.

Item 14. Indemnification of Directors and Officers.

Section 6.5 of Article VI of the Certificate of Incorporation of Protective Life Corporation (“PLC”) provides, in substance, that any of PLC’s directors and officers and certain directors and officers of Protective, who is a party or is threatened to be made a party to any action, suit or proceeding, other than an action by or in the right of PLC, by reason of the fact that he is or was an officer or director, shall be indemnified by PLC against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of PLC and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action or suit is or was by or in the right of PLC to procure a judgment in its favor, such person shall be indemnified by PLC against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to PLC unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that any officer or director has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any issue or matter therein, he shall be indemnified by PLC against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by PLC other than the determination, in good faith, that such defense has been successful. In all other cases, unless ordered by a court, indemnification shall be made by PLC only as authorized in the specific case upon a determination that indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the holders of a majority of the shares of capital stock of PLC entitled to vote thereon. By means of a by-law, Protective offers its directors and certain executive officers similar indemnification.

In addition, the executive officers and directors are insured by PLC’s Directors’ and Officers’ Liability Insurance Policy including Company Reimbursement and are indemnified by a written contract with PLC which supplements such coverage.

Item 15. Recent Sales of Unregistered Securities

Not Applicable

Item 16(a). Exhibits.

Item Number	Document
1.

(a) Underwriting Agreement by and among Protective Life Insurance Company and Protective Equity Services, Inc. is incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-229837) filed on February 25, 2019.

1.

(b) Second Amended Distribution Agreement between Protective Life Insurance Company and Investment Distributors, Inc. as revised June 18, 2018, is incorporated herein by reference to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.

2.

(a) Master Agreement by and among AXA Equitable Financial Services LLC, AXA Financial Inc. and Protective Life Insurance Company, dated as of April 10, 2013, incorporated herein by reference to the Registration Statement on Form 10-Q (File No. 001-31901) filed on August 12, 2013.

2.

(b) Master Transaction Agreement by and among Protective Life Insurance Company, Protective Life Corporation, The Lincoln National Life Insurance Company, Lincoln National Corporation, Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company and Liberty Mutual Group Inc., dated as of January 18, 2018, incorporated by reference to the Registration Statement on Form 8-K (File No. 001-31901) filed on January 23, 2018.

2.

(c) Master Transaction Agreement by and among Protective Life Insurance Company, Great-West Life & Annuity Insurance Company, Great-West Life & Annuity Insurance Company of New York, The Canada Life Assurance Company and The Great-West Life Assurance Company, dated as of January 23, 2019, incorporated by reference to the Registration Statement on Form 8-K (File No. 001-31901) filed on January 23, 2019.

3.

(a) 2011 Amended and Restated Charter of Protective Life Insurance Company dated as of June 27, 2011, filed as Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed March 29, 2012 (No. 001-31901).

3.

(b) 2011 Amended and Restated By-Laws of Protective Life Insurance Company dated as of June 27, 2011, filed as Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed March 29, 2012 (No. 001-31901).

3.

(c) 2020 Amended and Restated By-Laws of Protective Life Insurance Company is incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement (File 333-201919), as filed with the Comission on February 11, 2021.

4.	(a) Form of Individual Modified Guaranteed Annuity Contract, incorporated by reference to the initial filing of Form S-3 (333-222086) filed with the Commission on December 15, 2017.
4.	(b) Qualified Plan Endorsement, incorporated herein by reference to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.
4.	(c) Application for Individual Modified Guaranteed Annuity Contract, incorporated herein by reference to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.
4.

(d) Waiver of Withdrawal Charge and Market Value Adjustment (for Unemployment), incorporated herein by reference to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.

4.

(e) Waiver of Withdrawal Charge and Market Value Adjustment (for Terminal Condition or Nursing Facility Confinement), incorporated herein by reference to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.

4.	(f) Endorsement- Automatic Segment Renewal, incorporated herein by reference to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.
4.	(g) Endorsement- Traditional IRA, incorporated herein by reference to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.
4.	(h) Endorsement- Roth IRA, incorporated herein by reference to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.
4.	(i) Endorsement- Annuitization Bonus, incorporated herein by reference to the Registration Statement on Form S-3/A (File No. 333-222086) filed on June 28, 2018.
5.	Opinion re legality, incorporated herein by reference to the Registration Statement on Form S-3/A (File No. 333-255192) filed on April 28, 2021.
9.	Voting Trust Agreement. None
10

(a) Bond Purchase Agreement dated as of December 30, 1985, among Protective Life Corporation and National Westminster Bank USA, filed as Exhibit 10(a) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

10

(b) Escrow Agreement dated as of December 30, 1985, among Protective Life Corporation and National Westminster Bank USA, filed as Exhibit 10(b) to the Company’s Annual Report on Form 10-K filed March 21, 2018 (No. 001-31901).

10

(c) Amended and Restated Credit Agreement dated as of February 2, 2015, among Protective Life Corporation and Protective Life Insurance Company, as borrowers, the several lenders from time to time a party thereto, Regions Bank, as Administrative Agent, and Wells Fargo Bank, National Association, as Syndication Agent, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 3, 2015 (No. 001-31901).

10

(d) First Amendment to Amended and Restated Credit Agreement, dated as of May 3, 2018, among Protective Life Corporation and Protective Life Insurance Company, as Borrowers, the several lenders from time to time thereto, and Regions Bank, as Administrative Agent for Lenders, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 9, 2018 (No. 001-31901).

10

(e) Amendment and Clarification of the Tax Allocation Agreement dated January 1, 1988 by and among Protective Life Corporation and its subsidiaries, filed as Exhibit 10(h) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed March 31, 2005 (No. 001-31901).

10

(f) Third Amended and Restated Reimbursement Agreement dated as of June 25, 2014 between Golden Gate III Vermont Captive Insurance Company and UBS AG, Stamford Branch, filed as Exhibit 10 to the Company’s Quarterly Report on Form 10-Q filed August 13, 2014 (No. 001-31901).

10

(g) Stock Purchase Agreement by and among RBC Insurance Holdings (USA), Inc., Athene Holding Ltd., Protective Life Insurance Company and RBC USA Holdco Corporation (solely for the purposes of Sections 5.14-5.17 and Articles 7, 8 and 10), dated as of October 22, 2010, filed as Exhibit 10.01 to the Company’s Current Report on Form 8-K filed October 28, 2010 (No. 001-31901).

10

(h) Reimbursement Agreement dated as of December 10, 2010 between Golden Gate IV Vermont Captive Insurance Company and UBS AG, Stamford Branch, filed as Exhibit 10(j) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed March 30, 2011 (No. 001-31901).

10

(i) Form of Coinsurance Agreement by and between Liberty Life Insurance Company and Protective Life Insurance Company, filed as Exhibit 10.02 to the Company’s Current Report on Form 8-K filed October 28, 2010 (No. 001-31901).

10

(j) Master Agreement by and between Protective Life Insurance Company and Genworth Life and Annuity Insurance Company, dated as of September 30, 2015, filed as Exhibit 10 to the Company’s Quarterly Report on Form 10-Q filed November 10, 2015 (No. 001-31901).

10

(k) Distribution Agreement by and between Protective Life Insurance Company and Investment Distributors, Inc., dated as of June 16, 2011, filed as Exhibit 1(a) to the Company’s Registration Statement on Form S-3 filed December 15, 2017 (No. 333-222086).

10

(l) Second Amended Distribution Agreement between Protective Life Insurance Company (“Insurer”) and Investment Distributors, Inc. (“Distributor”) as revised June 18, 2018, filed as Exhibit 1(b) to the Company’s Registration Statement on Form S-3/A filed on June 28, 2018 (File No. 333-222086).

10

(m) Protective Life Corporation’s Excess Benefit Plan, Amended and Restated as of December 31, 2008 and Reflecting the Terms of the December 31, 2010 Amendment, filed as Exhibit 10(c) to Protective Life Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012 filed February 28, 2013 (No. 001-11339).

10

(n) Amendment to Protective Life Corporation’s Excess Benefit Plan, dated as of April 17, 2014, filed as Exhibit 10(a) to Protective Life Corporation’s Quarterly Report on Form 10-Q filed May 8, 2014 (No. 001-11339).

10

(o) 2016 Amendment to Protective Life Corporation’s Excess Benefit Plan, dated as of December 19, 2016, filed as Exhibit 10(a)(3) to Protective Life Corporation’s Annual Report on Form 10-K filed February 24, 2017 (No. 001-11339).

10

(p) Protective Life Corporation Annual Incentive Plan, effective January 1, 2018, filed as Exhibit 10.1 to Protective Life Corporation’s Current Report on Form 8-K filed November 13, 2017 (No. 001-11339).

10

(q) Amended and Restated Protective Life Corporation Annual Incentive Plan, amended and restated as of November 6, 2018, filed as Exhibit 10.2(b) to Protective Life Corporation’s Annual Report on Form 10-K filed March 5, 2019 (No. 001-11339).

10	(r) Protective Life Corporation 2017 Annual Incentive Plan, filed as Exhibit 10(a) to Protective Life Corporation’s Quarterly Report on Form 10-Q filed August 3, 2017 (No. 001-11339).
10

(s) Amended and Restated Protective Life Corporation Annual Incentive Plan, effective January 1, 2020, filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed February 24, 2020. (No. 001-31901).

10

(t) Protective Life Corporation Long-Term Incentive Plan, effective January 1, 2018, filed as Exhibit 10.2 to Protective Life Corporation’s Current Report on Form 8-K filed November 13, 2017 (No. 001-11339).

10	(s) Amendment One to the Protective Life Corporation Long-Term Incentive Plan, filed as Exhibit 10 to Protective Life Corporation’s Quarterly Report on Form 10-Q filed May 11, 2018 (No. 001-11339).
10

(t) Amended and Restated Protective Life Corporation Long-Term Incentive Plan, filed as Exhibit 10.1 to Protective Life Corporation’s Current Report on Form 8-K filed November 13, 2018 (No. 001-11339).

10	(u) Amended and Restated Protective Life Corporation Long-Term Incentive Plan, effective January 1, 2020, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 24, 2020.
10	(v) 2019 Long-Term Incentive Plan Awards Acceptance Form, filed as Exhibit 10.11 to Protective Life Corporation’s Quarterly Report on Form 10-Q filed May 7, 2019 (No. 001-11339).
10	(w) 2018 Long-Term Incentive Plan Awards Acceptance Form, filed as Exhibit 10.3(d) to Protective Life Corporation’s Annual Report on Form 10-K filed March 5, 2019 (No. 001-11339).
10	(x) 2019 Parent-Based Award Letter of Protective Life Corporation, filed as Exhibit 10.2 to Protective Life Corporation’s Quarterly Report on Form 10-Q filed May 7, 2019 (No. 001-11339).
10	(y) 2019 Parent-Based Award Provisions of Protective Life Corporation, filed as Exhibit 10.3 to Protective Life Corporation’s Quarterly Report on Form 10-Q filed May 7, 2019 (No. 001-11339).
10	(z) 2018 Parent-Based Award Letter of Protective Life Corporation, filed as Exhibit 10.4(a) to Protective Life Corporation’s Annual Report on Form 10-K filed March 5, 2019 (No. 001-11339).
10	(aa) 2018 Parent-Based Award Provisions of Protective Life Corporation, filed as Exhibit 10.4(b) to Protective Life Corporation’s Annual Report on Form 10-K filed March 5, 2019 (No. 001-11339).

10	(bb) 2017 Parent-Based Award Letter of Protective Life Corporation, filed as Exhibit 10.16(c)(1) to Protective Life Corporation’s Annual Report on Form 10-K filed March 25, 2020 (001-31901).
10

(cc) 2019 Performance Units Award Letter (for key officers) of Protective Life Corporation, filed as Exhibit 10.4 to Protective Life Corporation’s Quarterly Report on Form 10-Q filed May 7, 2019 (No. 001-11339).

10

(dd) 2019 Performance Units Provisions (for key officers) of Protective Life Corporation, filed as Exhibit 10.5 to Protective Life Corporation’s Quarterly Report on Form 10-Q filed May 7, 2019 (No. 001-11339).

10	(ee) 2018 Performance Units Award Letter (for key officers) of Protective Life Corporation, filed as Exhibit 10.5(a) to Protective Life Corporation’s Annual Report on Form 10-K filed March 5, 2019
10	(ff) 2018 Performance Units Provisions (for key officers) of Protective Life Corporation, filed as Exhibit 10.5(b) to Protective Life Corporation’s Annual Report on Form 10-K filed March 5, 2019
10

(gg) 2017 Performance Units Award Letter (for key officers) of Protective Life Corporation, filed as Exhibit 10.17(c)(1) to Protective Life Corporation’s Annual Report on Form 10-K filed March 25, 2020 (001-31901).

10	(hh) 2017 Performance Units Provisions (for key officers) of Protective Life Corporation, filed as Exhibit 10(c) to Protective Life Corporation’s Quarterly Report on Form 10-Q filed August 3, 2017
10	(ii) 2019 Restricted Units Award Letter of Protective Life Corporation (for key officers), filed as Exhibit 10.8 to Protective Life Corporation’s Quarterly Report on Form 10-Q filed May 7, 2019
10	(jj) 2019 Restricted Units Provisions of Protective Life Corporation, filed as Exhibit 10.10 to Protective Life Corporation’s Quarterly Report on Form 10-Q filed May 7, 2019
10	(kk) 2018 Restricted Units Award Letter (for key officers) of Protective Life Corporation, filed as Exhibit 10.7(a) to Protective Life Corporation’s Annual Report on Form 10-K filed March 5, 2019
10	(ll) 2018 Restricted Units Provisions of Protective Life Corporation, filed as Exhibit 10.7(c) to Protective Life Corporation’s Annual Report on Form 10-K filed March 5, 2019
10

(mm) 2017 Restricted Units Award Letter (for key officers) of Protective Life Corporation,  filed as Exhibit 10.18(c)(1) to Protective Life Corporation’s Annual Report on Form 10-K filed March 25, 2020 (001-31901).

10	(nn) 2017 Restricted Units Provisions of Protective Life Corporation, filed as Exhibit 10(e) to Protective Life Corporation’s Quarterly Report on Form 10-Q filed August 3, 2017
10	(oo) 2016 Restricted Units Award Letter of Protective Life Corporation, filed as Exhibit 10.18(d)(1) to Protective Life Corporation’s Annual Report on Form 10-K filed March 25, 2020 (001-31901).
10	(pp) 2016 Restricted Units Provisions of Protective Life Corporation, filed as Exhibit 10(e) to Protective Life Corporation’s Quarterly Report on Form 10-Q filed May 6, 2016
10

(qq) Form of Protective Life Corporation’s Indemnity Agreement for Officers, filed as Exhibit 10(h) to Protective Life Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017, filed March 2, 2018

10	(rr) Form of Protective Life Corporation’s Director Indemnity Agreement, filed as Exhibit 10(c) to Protective Life Corporation’s Quarterly Report on Form 10-Q filed August 5, 2010
10

(ss) Confidentiality and Non-Competition Agreement, dated as of November 28, 2017, between Protective Life Corporation and John D. Johns, filed as Exhibit 10.2 to Protective Life Corporation’s Current Report on Form 8-K filed December 4, 2017

10

(tt)  Form of Employment Agreement between Protective Life Corporation and Executive Vice President, filed as Exhibit 10(c) to Protective Life Corporation’s Quarterly Report on Form 10-Q filed August 8, 2014

10

(uu) Form of Employment Agreement between Protective Life Corporation and Senior Vice President, filed as Exhibit 10(d) to Protective Life Corporation’s Quarterly Report on Form 10-Q filed August 8, 2014

10

(vv) Protective Life Corporation’s Deferred Compensation Plan, as Amended and Restated as of January 1, 2019, filed as Exhibit 10.1 to Protective Life Corporation’s Quarterly Report on Form 10-Q filed May 7, 2019.

10

(ww) Protective Life Corporation’s Deferred Compensation Plan for Officers, as Amended and Restated as of August 1, 2016, filed as Exhibit 10 to Protective Life Corporation’s Quarterly Report on Form 10-Q filed August 5, 2016

10

(xx) Excess Benefit Plan Settlement Agreement, dated as of September 30, 2016, between Protective Life Corporation and John D. Johns, filed as Exhibit 10 to Protective Life Corporation’s Quarterly Report of Form 10-Q filed November 7, 2016

10

(yy) Office Space Letter, dated as of November 4, 2019, between Protective Life Corporation and John D. Johns, filed as Exhibit 10.26 to Protective Life Corporation’s Annual Report on Form 10-K filed March 25, 2020 (001-31901).

10

(zz) Underwriting Agreement by and among the Company and Protective Equity Services, Inc., filed as Exhibit 1(a) to the Company’s Registration Statement on Form S-3 (File No. 333-229837) filed on February 25, 2019.

23.	(a) Consent of PricewaterhouseCoopers LLP, filed herein.
23.	(b) Consent of KPMG LLP, filed herein.
23.	(c) Consent of Eversheds-Sutherland LLP, filed herein.

Item 17. Undertakings.

(A)            The undersigned Registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, That:

paragraphs (A)(1)(i), (ii), and (iii) above do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)              That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)              That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)              That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 14, 2021.

PROTECTIVE LIFE INSURANCE COMPANY

By:	/s/ RICHARD J. BIELEN
Richard J. Bielen
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

(i) Principal Executive Officer

/s/ RICHARD J. BIELEN	Chairman of the Board and Chief Executive Officer	September 14, 2021
Richard J. Bielen

(ii) Principal Financial Officer

/s/ STEVEN G. WALKER	Executive Vice President and Chief Financial Officer	September 14, 2021
Steven G. Walker

(iii) Principal Accounting Officer

/s/ PAUL R. WELLS	Senior Vice President, Chief Accounting Officer and Controller	September 14, 2021
Paul R. Wells

(iv) Board of Directors:

/s/ MICHAEL G. TEMPLE	Director	September 14, 2021
Michael G. Temple

/s/ RICHARD J. BIELEN	Director	September 14, 2021
Richard J. Bielen

/s/ STEVEN G. WALKER	Director	September 14, 2021
Steven G. Walker